AS FILED WITH THE

                       SECURITIES AND EXCHANGE COMMISSION
                               ON   March 12, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-1/A
                             REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               Bighard.com, Inc.
          (Exact name of Registrant as Specified in its Charter)

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             Wyoming                                1541                           11-3501391
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer

incorporation or organization) Classification Code Number) Identification No.)

                                     P.O. Box 364,
                                      Kings Park,
                                       New York,
                                  zip code 11754-0364
                                 Tele # (631) 360-1557
       (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Registered Agency Services, Inc.
                               19912 Capitol Avenue,
                               Cheyenne,
                               WY, zip code  82001
                               Tele #  (307)-632-1103
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                        COPIES OF ALL COMMUNICATIONS TO:

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Registered Agency Services, Inc.            John Mecca
19912 Capitol Avenue,                       P.O. Box 364,
Cheyenne,                                   Kings Park,
WY, zip code  82001                         New York, zip 11754-0364
Tele #  (307)-632-1103                      Tele # (631) 360-1557


"Secretary of State of Wyoming",        "Fleet Bank",
 Cheyenne,                               1209 St. Johnland Road,
 200 West 24th Street,                   Kings Park,
 State Capitol Room 109,                 N.Y., zip code 11754,
 zip code 82002


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED
SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule
415 under the Securities Act of 1933, check the following box. { }

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. { } ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. { } ____________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. { } ____________

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following box. { }  ____________

  Information  herein  is subject to completion or amendment.  A registration statement  relating  to  these securities has been filed with the Securities and
Exchange  Commission.  These  securities may not be sold nor may an offer to buy be  accepted  prior  to  the  time the registration statement becomes effective. This  prospectus shall not constitute an offer to sell or the solicitation of an offer  to  buy  or  shall  there be any sale of these securities in any state in which  such  offer, solicitation or sale would be unlawful prior to registration or  qualification  under  the  securities  laws  of  any such  state.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION
STATEMENT ON SUCH DATE  OR DATES AS MAY BE NECESSARY
TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL
FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES
THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER
BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE
COMMISSION, ACTING PURSUANT TO SAID SECTION  8(A), MAY
DETERMINE.


    THESE  SECURITIES  HAVE  NOT BEEN APPROVED OR
DISAPPROVED BY THE SECURITIES AND  EXCHANGE  COMMISSION
OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
COMMISSION  PASSED  UPON  THE  ACCURACY  OR  ADEQUACY
OF  THIS PROSPECTUS.  ANY REPRESENTATION  TO  THE
CONTRARY  IS  A  CRIMINAL  OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS March 20, 2000.

     You  should rely only on the information contained in this prospectus wholly represented in its entirety by the following body of information, furthermore this document will be available in full for review by all persons, and or entities being solicited to purchase shares of stock of any type during the duration of this offering; furthermore there shall be a complete disclosure of this document to any and all persons and entities being solicited without using seperate prospectus of selective information for presentation . The Company  has not authorized anyone to provide you with the information different from  that  contained  in this prospectus.
The Company is offering to sell, and seeking  offers  to  purchase,  shares of  the  Company's  common stock only in jurisdictions  where  offers and sales are permitted.  The information contained in  this  prospectus  is accurate  only  as  of  the  date  of this prospectus, regardless of  the  time  of  delivery  of  this  prospectus or any
sale of the.......................................Company's  common  stock.

     ONLY  RESIDENTS OF THOSE STATES IN WHICH THE SHARES
HAVE BEEN QUALIFIED FOR SALE  UNDER  APPLICABLE
SECURITIES OR BLUE SKY LAWS MAY PURCHASE SHARES IN
THISOFFERING.  EACH POTENTIAL INVESTOR WILL BE
REQUIRED TO EXECUTE A UNIVERSAL ORDER FORM  WHICH,
AMONG OTHER THINGS, REQUIRES THE POTENTIAL INVESTOR
TO CERTIFY HIS OR  HER  STATE  OF RESIDENCE.  A POTENTIAL
INVESTOR WHO IS A RESIDENT OF A STATE OTHER  THAN A
STATE IN WHICH THE SHARES HAVE BEEN QUALIFIED FOR
SALE MAY REQUEST THAT  THE  COMPANY  REGISTER  THE
SHARES  IN  THE  STATE IN WHICH SUCH INVESTOR RESIDES.
HOWEVER,  THE  COMPANY IS UNDER NO OBLIGATION TO
DO SO, AND MAY REFUSE ANY  SUCH  REQUEST.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION
OR AMENDMENT.  A REGISTRATION STATEMENT RELATING TO
THESE SECURITIES HAS BEEN FILED  WITH THE SECURITIES AND
EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD
NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE  TIME
THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS
PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR
THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE
BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH
SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL
PRIOR TO
REGISTRATION OR QUALIFICATION UNDER THE SECURITIES
LAWS OF ANY SUCH STATE. SUBJECT TO COMPLETION -- DATED
MARCH  20, 2000

ENFORCEABILITY OF CIVIL LIABILITIES
UNDER UNITED STATES FEDERAL SECURITIES LAWS

Bighard.com, Inc. Bighard.com, Inc. may be served with process in the
United States with respect to actions against it arising out of or in connection with violations of United States federal securities laws relating to offers and sales of Common Shares made hereby by serving:
(Registered Agency Services, Inc.
19912 Capitol Avenue,
Cheyenne,
WY, zip code  82001
Tele #  (307)-632-1103), its United States agent irrevocably appointed for that purpose.

Inspection of Corporate Records. Members of the general public have the right to inspect the public documents of the Company available at the office of:
"Secretary of State of Wyoming",
 Cheyenne,
 200 West 24th Street,
 State Capitol Room 109,
 zip code 82002

The information contained in this S-1 filing constitutes the actual content of the prospectus for investors to review; there will be no commissions of any kind. Hence the document S-1 as filed with the SEC is the prospectus.

Titles and Subtitles.
are for convenience of reference only and are not to be considered in construing this Agreement.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
    The following is a list of the estimated expenses to be incurred by the Registrant (the "Company") in connection with the offering of the Common
Stock having an discretionary and unspecified dividend per share. All amounts shown are estimates (except the Securities and Exchange
Commission registration fee).

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

EXPENSE                                      AMOUNT

Securities and Exchange Commission registration fee.....$____528______
Printing and engraving expenses..........................______0______
Legal fees (not including expenses)......................______0______
Accounting fees and expenses.............................______0______
Exchange agent fees......................................______0______
Miscellaneous expenses...................................______0______

Total..................................................$ ____528_______

                                       ____________________________

                                       TABLE OF CONTENTS INDEX
                                       ____________________________

Enforceability of Civil Liabilities under.................................
United States Federal Securities Laws.....................................
Expenses..................................................................
Table of Contents.........................................................
Independent Auditors Consent..............................................
(B) Financial Statement Schedules and Analysis
as related to Regulations S-K and S-X.....................................
Prospectus Summary........................................................
The Company and Competition...............................................
Plan of Operation.........................................................
Offering Duration.........................................................
Failure of the Offering...................................................
The Offering..............................................................
Risk Factors..............................................................
Use of Proceeds...........................................................
Debt......................................................................
Corporation Bank Account..................................................
Assets....................................................................
Capitalization............................................................
Dividend Policy...........................................................
Description of securities.................................................
Dilution..................................................................
Plan of distribution......................................................
Subscription Qualifying of Investors......................................
Dissolution...............................................................
Unaudited Pro Forma Consolidated Balance Sheet............................
Tranfer Agent.............................................................
Indemnification of Officers and Directors.................................
Management's Discussion and Analysis of
Financial Condition and Plan of Operations
as related to Regulations S-K.............................................
Current Business of the Company...........................................
Part II of Form S-1 Information and Exhibits..............................
Property..................................................................
Business..................................................................
Management................................................................
Principal Stockholders....................................................
Certain Relationships and Related Party  Transactions.....................
Book value formula.
Direct Sales .............................................................
Underwriting..............................................................
Certain Tax Considerations................................................
Legal Matters.............................................................
Experts...................................................................
Limitations on Transfer of Shares.........................................
Stock Purchase Agreement and Signature Page...............................
Additional Information....................................................
Articles of Correction to Articles of Incorporation.......................
License to use patented property..........................................

For further information with respect to the Company, make reference to the registration statement and schedules filed therewith as mentioned below.

-------------------------

* Filed herewith.


INDEPENDENT AUDITORS' CONSENT



To the Board of Directors
   and Stockholders
Bighard.com Incorporated

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 14, 2000 with respect to the financial statements of Bighard.com Incorporated included in the Prospectus of Bighard.com Incorporated that is made a part of the Registration Statement.



   Linder & Linder
Certified Public Accountants

Dix Hills, New York
July 16  , 2000
By:        /s/ Linder & Linder

-------------------------------

(B) FINANCIAL STATEMENT SCHEDULES


     BIGHARD.COM INCORPORATED

   (A DEVELOPMENT STAGE COMPANY)

       FINANCIAL STATEMENTS

          JUNE 30, 2000


      BIGHARD.COM INCORPORATED
    (A Development Stage Company)
        FINANCIAL STATEMENTS
            JUNE 30, 2000


        TABLE OF CONTENTS


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  Independent Auditors' Report             (i)

  Financial Statements
  Balance Sheet                            (ii)

  Statement of Operations                  (iii)

  Changes in Stockholders' Equity          (iv)

  Statement of Cash Flows                   (v)

 Notes to Financial Statements          (vi)-(vii)


To the Board of Directors and Shareholders
Bighard.com Incorporated
(a Development Stage Company)

We have audited the accompanying balance sheet of Bighard.com Incorporated
(a Development Stage Company) as of June 30, 2000, and the related statements of operations, changes in stockholders' equity and cash flows for the period March 20, 2000 (inception) to June 30, 2000. These f responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards.
Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bighard .com Incorporated
(a Development Stage Company) at June 30, 2000 and the results of its operations, changes in stockholders' equity and its cash flows for the period
March 20, 2000 (inception) to June 30, 2000 in conformity with generally accepted accounting principles.

As discussed in Note 1, the Company has been in the development stage since its inception on March 20, 2000. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern.

        Linder & Linder
        Certified Public Accountants

        Dix Hills, NY
        July 14, 2000

     BIGHARD.COM INCORPORATED
    (A Development Stage Company)
       BALANCE SHEET
       JUNE 30, 2000


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

     ASSETS

Current Assets
  Cash                                            $      50

Total Current Assets                                     50

 Other Assets
 Deferred registration costs                          1,500

 Patent cost - net of accumulated
   amortization of $167                               1,833

Total Other Assets                                    3,333

Total Assets                                      $   3,383


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
 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current Liabilities

  Accrued expenses                                 $     900
  Due to officer                                         812

 Total Current Liabilities                             1,712

 Stockholders' Equity
 Common stock, no par value; authorized
 unlimited shares, issued and outstanding
 60,000 shares                                         2,050
 Deficit accumulated during
 the development stage                                  (379)

     Total Stockholders' Equity                         1,671

Total Liabilities and
            Stockholders' Equity                    $   3,383





See accompanying auditors' report and notes to financial statements.

        BIGHARD.COM INCORPORATED
      (A Development Stage Company)

       STATEMENT OF OPERATIONS FOR THE PERIOD
     MARCH 20, 2000 (INCEPTION) TO JUNE 30, 2000


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Revenues                                  $     -



Operating expenses
   Start up expenses                           212

   Amortization                                167

     Total Expenses                            379

     Net Loss                            $    (379)



Earnings per common share

    Basic and fully dilutive             $    (.01)


    Weighted average number of
    common shares outstanding                60,000






See accompanying auditors' report and
notes to financial statements.


       BIGHARD.COM INCORPORATED
(A Development Stage Company)

 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
 FOR THE PERIOD MARCH 20, 2000 (INCEPTION) TO JUNE 30, 2000


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                                 Common              Deficit
                                 Stock            Accumulated
                              Shares   Amount

 Issuance of common stock
 for cash and patent          60,000     $ 2,050     $       -


 Net loss - 1999                          -                 (379)


 Balance - April 30, 2000     60,000     $ 2,050      $     (379)


 See accompanying auditors' report and notes to financial statements.

 BIGHARD.COM INCORPORATED
 (A Development Stage Company)
 STATEMENT OF CASH FLOWS
 FOR THE PERIOD MARCH 20, 2000
 (INCEPTION) TO JUNE 30, 2000


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


 Cash Flows From Operating Activities
 Net loss                                                   $ (379)
 Adjustment to reconcile net income to net
 cash flows from operating activities
 Amortization                                                  167

 Changes in operating assets and
 liabilities Increase (decrease) in
 liabilities

 Accrued expenses                                              900

 Cash Flows Provided By Operating
 Activities                                                    688

 Cash Flows From Investing Activities
 Acquisition of deferred
 registration costs                                          (1,500)

Cash Flows Used By Investing
           Activities                                        (1,500)
 Cash Flows From Financing Activities
 Sale of common stock                                            50
 Due to officer                                                 812
Cash Flows Provided By Financing
      Activities                                                862
 Net Increase In Cash                                            50

 Cash, Beginning                                                  0

 Cash, End                                              $        50



 Non Cash investing and Financing
 Transactions:
 Patent contributed with the issuance
 of common stock                                         $     2,000


 See accompanying auditors' report and notes to financial statements.
 BIGHARD.COM INCORPORATED
 (A Development Stage Company)
 NOTES TO FINANCIAL STATEMENTS
 JUNE 30, 2000




 Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of Bighard. com Incorporated, (the "Company")
(a development stage company), is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management who is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.


Nature of Operations

The Company was incorporated under the laws of the State of Wyoming in March 2000 and has been in the development stage since formation on March 20, 2000. Operations are primarily devoted to raising capital, obtaining financing, advertising and administrative functions.
The Company intends to establish itself as a manufacture of goods that fabricate various building and industrial products through the use of patented foam wall technology.


Cash and Cash Equivalents

For the purposes of the statement of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.


Intangibles

Costs associated with the raising of capital are deferred and offset against the proceeds received from successful private placements or public offerings. The cost of patent, which was contributed to capital by the Company's shareholder/officer, is being amortized on the straight-line method over a five year period.





  BIGHARD.COM INCORPORATED
  (A Development Stage Company)
  NOTES TO FINANCIAL STATEMENTS
  JUNE 30, 2000




 Note 1 - SUMMARY OF SIGNIFICANT ACCOUNTING
 POLICIES (Continued)

 Concentration of Credit Risk

 The Company places its cash with a financial institution which management considers to be of high quality; however, at times such deposits may be in excess of the Federal Deposit Insurance Corporation insurance limit.


 Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.


Earnings Per Share

Earnings per amounts are based on the weighted average number of shares outstanding. Potential common stock equivalents have not been included in the earnings per share computation because of their anti-dilutive effect.


Linder & Linder
Certified Public Accountants

Dix Hills, New York
July 14  , 2000

By:  /s/ Linder & Linder

---------------------------

PROSPECTUS  SUMMARY

     The following summary information is qualified in its entirety by the detailed information and financial statements appearing elsewhere in this prospectus. See "Risk Factors" for a discussion of certain factors that should be considered in connection with an investment in the common stock offered hereby. In consideration of "RISK" to the investor of losing their entire investment Bighard.com, Inc hereby known as the company candidly admits that there may be substantial difficulty in overcomming the may difficulties a new company faces to become profitable, indeed there will be serious difficulties with its survival in a fiercely competitive marketplace where large ccompanies may act in unison to secure virtual monopolies. All that is promised is to give it the best effort possible with the resources aquired as a result of this offering!

The following summary is qualified in its entirety by, and should be read in conjunction with all the information included elsewhere in this Prospectus. Unless the context otherwise requires, references herein to the "Company" means Bighard.com, Inc. ("Bighard.com, Inc."). Bighard.com, Inc.
expects to conduct substantially all of its operations. Bighard.com, Inc. in New York until financial conditions allow establishment in Wyoming; the company was incorporated in March 2000. In this Prospectus, amounts are expressed in United States dollars unless expressly indicated otherwise.
The financial statements contained herein have been prepared in accordance with United States generally accepted accounting principles ("GAAP").

THE COMPANY

     Bighard.com, Inc. (the "Company") was formed to provide specialized manufactured goods to governments, large, medium and small businesses, retail, and wholesale establishments. The primary business of the Company will be to provide a cost effective, expedient, and efficient means of fabricating various building and industrial products through the use of patented foam wall technology. This foam wall technology has the unique ability to lend itself to a myriad number of uses in many industries.

   Below is a list of 30+ industries this technology may compete directly with.
It may revolutionize Building "New Cities on Earth and Rebuilding Old Ones
" Colonize Space, the moon, mars and beyond.

FORWARD LOOKING STATEMENTS DESCRIPTION
     This  prospectus  contains  "forward looking statements."  These statements may  include statements regarding: the Company's business plan; plans for hiring additional personnel; acquiring a broker/dealer; adequacy of anticipated sources of  funds,  including  the  proceeds  from  this  offering; and other statements regarding  the  plans  of  the  Company,  and  its objectives, expectations, and intentions  contained  in  this  prospectus that are not historical facts.  When used  in this prospectus, the word "expects," "may,
" "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions are generally intended to  identify  forward  looking statements.  Because  these  forward  looking statements  involve  risks  and uncertainties,  actual  results  could  differ materially  from  those expressed or implied by these forward looking statements for  a  number  of  reasons, including those discussed under "Risk Factors" and elsewhere  in  this  prospectus.
Following the offering, the Company assumes no obligation  to  update  any forward  looking  statements  contained  in  this prospectus.

COMPETITION  AND TECHNICAL ASPECTS AS REPRESENTED BY
THE FOLLOWING (SUMMARY OF USES).
The following relates to the theoretical potential of the company with its patented property to compete in areas of business which the company asserts that there is likely potential to succeed in as a competitor against other companies producing similar products. The assertions are based on logical assumptions dependent on obvious technical attributes the invention appears to have. With the wide variety of products which may potentially be made using this technology, a strong base for profit exists beyond most if not all other new products. Investors therefor can look forward to an advantage with such a circumstance; of it having multiple industry categories that supersede existent technologies potential as this companies marketplace.

Space is the Final Economic Frontier Like no other invention its so versatile you will be astounded. Read on, and remember!

YOU MAY NOT UNDERSTAND HOW  IMPORTANT THE FOLLOWING
PATENTED INVENTION IS YET BUT YOU WILL SO READ ON. ITS AN
INDUSTRY & TECHNOLOGY NOT JUST AN INVENTION!

Like reinventing the wheel, or discovering concrete or steel for the first time.
Properly exploited, the problems this invention solves are so varied it may go down in history as the beginning of the " FOAM AGE "

is a " PATENTED " process of an adhesive holding the inner walls of an inflatable form of any shape together until foam forces them apart, thereby preventing the foam from developing irregular bubble formation and surge cavities; allowing a structurally sound wall or manifold." its Amazing! Foams using silica and new polymers of incredible strength, weight saving and impervious to the elements are available and others are being  developed today allowing such a diverse usage. Thickness of walls is variable from 1/2 " inch to over 10' feet thick. The finished cured product can be machined for any purpose.

What makes it so unique and possible to begin with is the process of an adhesive holding the inner walls together until foam forces them apart, thereby preventing the foam from developing irregular bubble formation and surge cavities; allowing a structurally sound wall or manifold. Its now possible with this "patented" technology!

                                        "Laymen Description"
Containers formed from flexible envelopes having a double wall space where foam is injected can be fabricated economically using the same technology as air bed mattress and inflatable pool toy construction methods in its simplest form, which means its economical. For space platforms the mechanism is more complex due to the environment of space and detailed drawings are included below. Foam of varying composition and strength is injected into product forms as described in the list below and then harden into structurally sound forms. What makes it so unique and possible to begin with is the process of an adhesive holding the inner walls together until foam forces them apart, thereby preventing the foam from developing irregular bubble formation and surge cavities; allowing a structurally sound wall or manifold. Its now possible with this "patented" technology!

                                        "General Technical Description"

The improvements of the organization and operation has to do with an adhesive that temporarily bonds the internal surfaces of two flexible envelopes equidistantly spaced from each other over the entire surfaces facing each other, the space between the walls bonded together separates upon pressurization of a foam between the walls dispersed by a hollow perforated hoop tube to disperse the foam under pressure evenly, while acting as an anchor of the flexible double wall to the deployment cylinder interior and gas and plastic catalysts reservoir within the container, on the end of the container are flanges as standards for interconnecting modules, hatches, and space craft; multiple function of deployment container offering perimeter as protective shield.

In short beyond the following obvious advantages of reduced man hours to manufacture and unique wide ranging product line together with variety of material purpose, it has the superior ability of product to be transported in compacted form allowing it advantages reduced shipping costs! Small prototypes have been constructed.

IN SPACE AND OTHER WORLDS

Besides all the other products Bighard.com, Inc. may manufacture one in particular stands alone in its ambition.

As a space station, moon or mars colony habitat virtually any size and shape can be created. The walls of which can be of almost any thickness deploy automatically. The foam constituents can have additives to resist radiation and impact from space debris. Upon deployment the internal structure is clean room ready and free of fumes and carcinogenic material due to the inner liner keeping personnel and hardened cured foam wall constituents separate from each other. Partitions can easily be automatically erected or be incorporated in the primary deployment body. Manifolds for routing liquids or conduits for wires can likewise be incorporated in the primary outer shell or secondary interior compartments.

1. Space Stations of diameters limited only by payload, estimates using the largest booster rocket of a single module of 100 ft to 1,000 ft. diameter.
The lack of gravity making it possible to expect diameters in the future of 5,000 ft. diameter with a technique being investigated by this company.
This size will be viable for a biosphere self contained self refreshing ecological habitat for long periods of time without restocking vital necessities.
Also possible are large orbital antenna shapes such as parabolic dishes, tubes, and booms for communications satellites and actual photon reflectors.
Colonies of the moon and mars are suddenly doable.

2. with some 12 companies developing small payload capability to send cargo into orbit the ratio of stored to expanded unit will be invaluable for such efforts. In addition a large hotel chain has earmarked $500 million towards the goal of an inflatable space station hotel in the month of Oct. 1999.

3. using suitable hard foam auto and aircraft main shell and frame components.

4. after market jacket to place the new space station freedom into for repairs and also a secondary jacket applied with minimal human work hours of installation protecting it from debris impacts. current plans require standoff metal studs be applied to the surface of the space station and a layer of ballistic retarding material be bolted to the ends of the standoffs some
10 inches off the space station shell surface hoping to cause the potential space debris to breakup somewhat upon striking the new first layer reducing the size of the debris as it hits the space station main body as a secondary impact.

5. robotics boom arms for space exploration that deploy from small compartments and expand to form rigid non- flexible manipulators; these would take up less room on launch in their stored state and when deployed not be subject to deflating as other proposed strictly inflated bag types.

6. orbital debris flypaper is desperately needed to catch all the small items the military and NASA track with radar. As a remedy a large pancake shape of a foam inflatable could fill that need, where one of these units will be guided into place along the trajectories of orbital flotsam and jetsam so as to have these items impact into such a module consisting of a proper density foam and therefor stick into it. Each of the pancake foam walls will have three reversible thrusters at the perimeter to guide it into approaching debris paths. After the collection of a few thousand of these hazardous items the foam wall impregnated by space junk to capacity will be parked in a geo-stationary orbit along with its collection of previously lethal bits of debris left from previous missions. Some of these foam pancakes will be designed for specific sized items, this specialization will allow effective removal of space junk from destroying satellites and potential harm to astronauts and their space stations which currently have a serious level of impact exposure. The support for lasers to vaporize space debris will in many cases cause explosive reactions of the pieces of metal and other substances to be targeted subsequently and potentially creating multiple fragments and increasing the risk from the greater number of pieces created. The foam pancake project is important to all communication businesses and all counties of the world for many reasons including nuclear security in monitoring neighbors activities and treaty adherence where intelligence gathering satellites are at risk of being put out of commission by space debris impact.

ON LAND

RESIDENTIAL HOUSES  / GENERAL ECOLOGICAL STATEMENT

7. RESIDENTIAL HOUSES can be made from rectangular, cubic, or circular shapes alone or in conjunction with several flat panel or is cleared and leveled, the inflatable structure is then unpacked and unrolled on that leveled surface, then inflated with foam that hardens;
the result will be a complete house shell ready to fit with doors and windows. All this can be done in a day for a house of anywhere from 1000 square feet to 4000 square feet. This method can be carried over into commercial buildings!

                      FIRE RETARDING STRATEGIES
Fire retarding strategies are to aerate the foam with either carbon dioxide gas, halon gas together or alone, and or with other proprietary mixtures.
It is anticipated that using the gases or similar fire suppressing gasses will deter the evolution of toxic fumes from fire as the heating of the foam will release fire suppressing gas, potentially extinguishing the fire before affecting the structural integrity of the foam structure. In addition proprietary nonflammable compositions are being investigated.

                                            ZONING
State federal and local zoning and safety compliance with fire and ASTM codes for strength are to be addressed during development as the need arises where its use involves residential or commercial terrestrial structures.

                            ECOLOGY STATEMENT
The ecological advantages of using a foam construction over other building in technologies are multiple. Despite the fact that trees are a renewable resource, the burgeoning population and the need to continually build new homes and renovate old homes is a terrific burden on the eco-system. Other building technologies including concrete, brick, and steel use materials which have their limitations as well relative to the ecology. Foams can be made from non carcinogenic materials such as the chemical polymers present in plants which grow in abundance.

                                          HEALTH
The potential for there to be any harmful health problems as a result of using this construction is extremely low, as their are many available foam materials that have a hazard rating equal to currently used materials in the building trades; insuring that there is even a lower hazard level is the flexible envelope itself which can be made out of polyethylene, vinyl, Mylar and a myriad of other materials. These several flexible envelope materials have properties allowing them to be used in the food industries, in addition where flexible envelope's require that they be made out of where considered unsafe materials for humans to be exposed to they will be a spray coated with an appropriate material for safety standards to be met.

                CONTRIBUTION TO THE ECO SYSTEM
A projected source of plant matter which grows faster than trees is seaweed and algae. This material is abundant in excess of any future need to which has rapid growth over a period of just months instead of years for trees. Indeed seaweed is a nemesis of the waterways of the world, this nuisance plant in most cases is considered worthless and can be obtained inexpensively for processing. In addition the farming of seaweed in a controlled way will in fact contribute to the health of the ecosystem. This is a statement for the purpose of identifying an inexpensive and plentiful material which can be used in making the foam for the containers far into the future.

                                        TECHNICAL
Current foams used in the construction trades will be used in the interim prior to the implementation of alternative materials based on seaweed and algae. Both materials such as seaweed and algae to be used in the future together with currently used tested and approved foams employed in construction will have enhanced structural strength; through the addition of fine silica treated with a process to add an electron to its molecules thereby increasing its intimate bonding potential to adjacent molecules is fundamentally an inert material, silica is basically common sand and is widely abundant around the world. It should be noted that the volume of silica used per square foot in this new foam technology will vary from just
4% to 25% of what is needed in say the common brick or cinder block. The foam bubble geometry will make this possible through displacement using various safe gases such as carbon dioxide. Entrained gas bubbles will not deflate or out-gas due to the cured rigid hardened bubble cells of the polymer silica combination. Silica and plant or chemical polymer will be combined with a material allowing bubble surface tension not unlike soap bubbles called a surficant; these materials will then be aerated with a suitable gas such as carbon dioxide to create a foam with qualities of strength, heat and cold insulation value, light weight to cubic foot ratio as compared to other building material, and coupled to ease of shipping the inflatable prefab home or container due to its small collapsed state size allows great savings in shipping.

                                           FUTURE IS NOW
The future of both flexible envelope and foam constituents is bright as new polymer materials are being worked on not to discover them but to develop mass production. These new polymer materials are stronger than kevlar used in bullet proof vests, they have an intrinsic strength in three planes instead of two as with previous materials. Space stations will use some of the above residential materials in modified form together with other and more exotic materials due to the environmental extremes of space.

Foams using silica and new polymers of incredible strength, weight saving and impervious to the elements are available and others are being developed today allowing such a diverse usage. Existing materials can accomplish
5000 psi while new technologies using ceramics where an extra electron is added to the ceramic molecule are expected to surpass 80,000 psi.
Thickness of walls is variable from 1/2 " inch to over 10' feet thick. The finished cured product can be machined for any purpose using machine tools. Typical space station wall thickness will be approximately 6" to 10" inches thick.

Silica being a very high temperature material used in cement and common tile grout is nonflammable; methods to increase silica's ability to have more of the qualities of a surficant, meaning to become elastic and capable of maintaining created bubbles during aeration while aggregate particulate of silica shift within the bubble matrix are being explored.

8. A single building panel taking the place of 2 X 4's, sheathing, insulation and sheet rock ;this construction panel would be a standard size of
8 ft. wide X 8 ft. high X 8 inches thick , in exchange of wood frame, or other types of construction such as concrete and steel construction. The labor time to fabricate the foam wall replacement panel greatly reduces costs for building and can eliminate the need for wood. Shipping size
1/10th of competition.

9. residential backyard storage sheds. Quickly erected as opposed to the traditional 1- 5 day weekend warriors effort. Just place the inflatable on the ground and press the foam injector button and in a few minutes the shed is installed. Wait the prescribed time period and its finished.
Shipping size 1/10th of competition.

10. insulation panels for flat areas or irregular shape areas of nearly any R value required. Roll out the panels in their collapsed state in the attic and inject foam; dust less unlike fiberglass. With appropriate density walk able too. Shipping size 1/10th of competition.

11. cubes of the correct density can be used for large building construction.
 Stone and cement replacement; steel may well be a thing of the past.
Shipping size 1/10th of competition.

12. new and re-roof for residential and commercial. Roll the deflated state

13. walkways instead of pouring concrete.

14. roadway dividers and even roadway.

15. spans or beams.

16. emergency structures for shelter and miscellaneous uses quickly deployed.

17. backyard pools where a pit is lined with a cup shaped inflatable; or for that matter an above ground shape.

18. playground toy houses, shapes et.

19. decorative structures and or free form containers for advertising product logos et..

 ABOVE AND UNDER THE SEA

21. submersible structures of very very large size when deployed underwater.
Due to the buoyancy of water a large single form can be created where the interior of such a form such as a dome sphere, or tube can be filled with water prior to foam injection thereby allowing the shape to be fully expanded.
The walls would then be injected with foam. Simplified manufacture eliminating complex forms for concrete or steel welded construction.

22. boat hull and superstructure components.

23. boat docks, rigid flotation segments.

24. bridge's or elements.

INDUSTRIAL USES

25. compact 50 gal drums brought to construction site at 1/100 the expanded size allows 1000% extra number of containers per traditional delivery rate.
The material used as the foam wall can be composed of elastic material which can withstand impact and being dropped. The EPA super fund an ongoing effort for cleanups across the nation requires millions of tons of earth combined with hazardous material to be moved to safe sites for reburial.
This type of drum is cost effective to manufacture and combined with the reduced shipping cost of over 100% poses a rational choice for container in such projects.

26. large valve bodies.

27. oil and other liquid or gas storage containers like home heating oil tanks, water storage, chemical et. Shipping size 1/10th of competition.

28. mining, transportation or existing sewer tunnel walls can be relined.
The Paris sewers were estimated to cost 10 billion dollars to repair, such a design can be used where the entryways to cavernous pipe systems prevents large replacement pieces to be installed; the small size prior to deployment of such structure permits a unit to be placed in the existing pipe and inflated up against the existing pipe walls. In effect relining the passageway with a new lining. Shipping size 1/10th of competition.

29. pipe of all types and sizes, manifolds. Shipping size 1/10th of competition.

30. auto and truck chassis and other components.


            AS AN INFLATABLE SPACE STATION MODULE
The speed at which the module can be fabricated will speed up space module deployment by a factor of 10.Any launch vehicle can carry these compact modules into orbit and beyond.

As a space station virtually any size and shape can be created. The walls of which can be of almost any thickness deploy automatically. The foam constituents can be made to resist radiation and impact from space debris.
Upon deployment the internal structure is clean room ready and free of fumes. Partitions can easily be automatically erected or be incorporated in the primary deployment. Manifolds for routing liquids or conduits for wires can likewise be incorporated in the primary outer shell or secondary interior compartments.

With over 12 companies developing small payload capability to send cargo into orbit the need to have a module launched using only a small amount of payload space is of great importance, where upon reaching orbit then expand to a size thousands of times the size of the deployment container.
With the needs of the international community coming to the fore in this next century all considerations will be for safety and longevity of the module performance. These priorities are addressed and presented as the " Foam Wall " space station.

The ratio of stored to expanded 1 -1000 unit will be invaluable for such efforts. In addition to such companies vying to launch payloads many large corporations are considering supporting such activities where they perceive a need to have laboratories to develop new drugs in a weightless environment. The amounts of money planned to be spent on orbital laboratories will exponentially increase in the next 5 years because of these facts.

Expectations due to the economical fabrication and other advantages of this technology are that it will play a substantial role in space research, laboratories, human habitats, internal docking of spacecraft for repairs, and colonization already planned of the moon and mars.

Inflatable/foam wall construction allows for large structures to be compacted during launch. The advantages are that a structure of virtually unlimited size can be placed in orbit. Any shape is possible, in fact parabolic antenna shapes and robotics arm segments can be sent in the small collapsed state for deployment in orbit. The hollow space between the inner and outer walls can be injected with a foam of any composition, thereby giving rise to using compositions which inhibit the passage of heat/ cold and various other radiation's. Cost can be much less than current types planned for due to the reduced expense of fabrication and smaller space required on the launch vehicle.

The entire module in its stored form can be as little as 2% or less of the total fully deployed structure; this translates into the capability of placing a space station into orbit using only one shuttle that is larger than the planned U.S. space station freedom which will require up to 12 shuttle flights. The versatile methodology of a foam allows safety and structural stability are the hallmarks of any hotel accommodations. Foam wall construction offers radiation and impact resistance due to the technology here for your review! Size and shape are an option. Indeed letters can be created for the shape of the modules in order to spell out the name of the business owning one. No other technology bar none has the advantages which this technology offers, not metal shell , soft wall fabric inflatable or spent fuel tanks!

A complete system to store and deploy an inflatable module.

1. The rapid deployment of the module in any shape such a parabolic reflector shapes which can be coated on the parabola surface with an antenna conductive surface while it can be made hollow to double as a storage container of gas or liquid.
2. The foam injected can have additives to prevent the penetration of radiation such as lead particles and or have the foam molecule have water molecules attached to them in an intimate form. Water is an excellent shield from radiation.
3. The foam used can have special additives mixed into the foam composition to increase strength and prevent penetration impact of space debris. Studies have been carried out where extra electrons are added to various materials at the molecular level dramatically increasing the strength of the material. In short it has the most survivable potential of any other realistic design.
4. It can be compacted into a small container taking up a small space during liftoff thereby being suitable even for small payload capable launch vehicles.
5. It has advantages over modules made of layered fabrics which are bulky and limited as to the size possible to deploy due to the sheer bulk of the layered wall; with the foam technique a much larger module can be deployed using the same storage space Hard metal container modules are limited to the size of the cargo bay of the ship it is deployed from; along with the limitations of the ability to shield the occupants or equipment from types are typically multiple layer flexible material lacking in all the categories of protection. Planned utilization of the expendable fuel tanks of the current space shuttle are of limited size, have limited radiation and impact resistance; and require cleaning of toxic fuel from the interior prior to inhabitation. The fully deployed foam wall module shown on this page becomes a hard shell of virtually any size, shape, thickness, and strength when fully cured and cannot deflate as a fabric container.
6. The foam wall can be made many feet thick as is needed to accommodate design parameters.
7. The structural wall does not have to be fabricated as fabric laminates which can be very bulky per square foot of habitable area, as this design self fabricates by virtue of the injected foam. The cured foam itself is the structural wall.
8. The foam method insures a barrier to the conditions of space automatically by virtue of the nature of the technique where the foam composition automatically creates on its own an impermeable barrier to the conditions of space, as opposed to human constructed barriers requiring fabrication.
9. There is no need to erect or assemble, it automatically self deploys.
Self deploying reduces the astronauts liability of injury from unnecessary assembly of the structural components.
10. It is labor economical, as there is only a need to fabricate the envelope and the injected foam creates the structural aspects.
11. Finished interior work or storage spaces are free of fumes; as the foam stays only in the hollow wall area, and can be used from the very beginning of being deployed as clean room areas if desired, due to the fact that no construction of the interior wall is necessary.
12. Large doors with vacuum seals can be made allowing launch vehicles to enter into a module. Such doors are an essential element in the progress of space industry and colonization. They will be the premier necessary component to allow the docking of spacecraft and satellites in the enclosed space of a module for repairs and service where a breathable atmosphere would surround the satellite or spacecraft to be worked by personnel without space suits. These large doors will be possible structurally for several reasons relevant to the foam wall structure being able to be thickened for strength around the perimeter of the through hole representing the entry way for spacecraft by virtue of tailoring that area to be thicker. In addition the door operate by decompressing the interior area to equalize to the vacuum of space and the door located inside the module would be pulled away from the outer wall shell and slide parallel to the inner wall sideways out of the way. The vacuum seals will be comprised of temperature controlled O-Rings impacting upon a specially designed surface of an alloy suitable for such purpose. The size of the metal portion which will hold the vacuum would ordinarily be impossible to place into orbit as prohibitive, however a design has been devised to overcome this problem; a portion of the money obtained from a public offering will make this product available to vendors.
13. The weightlessness of space will allow such structures to have the foam cure without stress developing in the foam structure. In addition the use of spinning while being cured can induce density changes in the foam at the equatorial zone for purposes of creating added strength on modules which will carry a load at the equatorial zone and spin to create artificial gravity during the time it is occupied by humans or experiments.
14. Insulation from heat and cold, foam is a natural due to entrained bubbles of various combinations of inert gases or other gases; and the foam injected into the wall creating the structural shell is comprised of foam.
15. Diameters large enough to spin, thereby creating artificial gravity are doable. Indeed it is essential for human health over prolonged periods in the weightless environment of space.
16. The injected inflatable container is not the load carrying structural member, the cured foam is; this fact is an advantage as the inflatable container can be made of thinner material allowing a smaller storage deployment volume; therefor it has the potential to deploy a larger inflatable structure per volume than for example fabric laminate module types.
17. Biosphere's can be more easily constructed using this method.
Large diameter ellipse shapes can be deployed and rotated axially to creating gravity and prevent bone loss and maintain musculature of inhabitants indefinitely. In addition around the axial equator a trough of water can be maintained much like an active moving body of water to provide for natural oxygen production from edible plankton.
18. Long distance space ship hulls can be fabricated from modules in orbit so as to reduce the number of launches from earth.
19. Projecting from the date of funding it will take 6 months to complete
9 modules each having dimensions of 80' x 100' with one module specially made to have a wider 100' diameter and a large hatch of 80' diameter. Two shuttle storage bay sized deliveries would be necessary.
20. All components for module fabrication have been researched, source subcontractors have been located.
21. The practical merits of choosing to make modules over delivery vehicles is that there will be better and better designs of delivery vehicle; but there can be a superior module to all other designs, of which this is!

The space station above was conceptually designed in three sections.
The overall size is 540 feet long and 155 feet wide; Large enough for a space vehicle to fit inside one of the deployed modules for docking and repairs, this fully deployed size originally came from a compacted cylindrical shipping container 30 feet wide and 30 feet long.

 FIRST PRODUCTS

The first products produced for sale from the above list of uses will be:

1.) Manufacture a group of standardized rectangular containers capable of being used for the manufacture of prefabricated residential housing ranging in square footage from 1400 square feet to are feet 5,000 square feet and up.

2.) A standard 8 ft X 8 ft X 7 inch building panel taking the place of 2 X 4's sheet rock sheathing and sheet rock.
3.) A backyard storage shed kit with which will take only minutes to erect.

4.) License and or fabricate modules to private companies in the united states interested in obtaining research and manufacturing facilities in space.
5.) Sales persons will market various uses to end users requiring bulk in all categories from the uses list

                      CONTENTS COPYRIGHT C 1999
                                 by Bighard.com, Inc.
                            ALL RIGHTS RESERVED.
No part of this site may be reproduced, stored in a retrieval system or transmitted in any form by any electronic, mechanical, photocopying or recording means or otherwise with our prior written permission of the publisher, any similarity between non-fiction, fiction and semi fiction is purely coincidental. Bighard.com, Inc. assumes no responsibility for unsolicited material. Securities and Exchange Commission together with Regulatory and other Federal and State authorities are exempt from copyright restriction as the need arises to provide for records keeping and other uses as they collectively see fit.

                                   THE COMPANY

   Through the Company's web site, the investing public and customers for its products will have access to conduct sale of stock and will provide all investors access to shares in the company; speed the delivery of the advantage institutional investors have had in receiving shares in an IPO. The primary marketing of an offering through Bighard.com's web site will significantly reduce the marketing costs of the IPO, and since the securities may be sold directly to investors, the commissions and underwriting fees associated with an IPO will be reduced.

   The Company has recently commenced operations, including the creation of Its web site, www.Bighard.com . The Company's web site will provide information to investors about products offered by the Company.

   The  traditional  process  by  which businesses raise capital in the public markets  is  inefficient  and manipulated.  Shares in IPO's are given to favored clients, usually large institutions, at prices substantially below the price the investing  favored  clients,  is  unfair  to the investing public, and diverts from the IPO company  to the favored clients the substantial difference between the price the investing  public is willing to pay and the discounted price the favored clients purchase  the  shares  for.  The  true  cost  of  the underwriting is the profit received  by  the  favored  clients,  plus  the  marketing,  legal expenses, and underwriters' fees.  In many recent instances, this cost is more than the amount of  money  raised  by the IPO company in the public offering.
Bighard.com intends  to  eliminate  the financial intermediaries, and take the
IPO opportunity directly  to  the  investing  public.  The  market  of investors will be able to evaluate  the  merits  of  the  company,  and consider whether the  attached value to the companies shares merits their consideration for investing.  This is the same analysis that every investor performs when purchasing  shares  of a company in the open market via the prospectus.
The success of this offering will  be partially dependent upon the companies ability to gain widespread exposure  through  its contacts wheresoever and howsoever they are developed, and the resources it elects to  devote  to the companies publicity  campaign.

                         PLAN OF OPERATION

The Company's plan of operation for the remainder of fiscal 2000 is to begin full-scale implementation of its business plan. The Company has many material commitments for capital expenditures over the next twelve months.
Its principal expenditures are expected to consist of operating expenses
(including personnel expenses); to make dividends to Bighard.com, Inc. if prudent. Over the next six to nine months, the Company anticipates that it will hire additional commission sales staff.

The Company expects that the net proceeds of the Offering and Direct Sales
(after deducting underwriting discounts and commissions where applicable, certain advisory fees and other expenses), should be sufficient to satisfy its cash requirements for the next several years and that, at a minimum, it will not be necessary during the six months immediately following the Offering and the Direct Sales to raise additional funds to meet the expenditures required to operate the Company's business. Over time, internally generated funds plus a working capital line of credit and the capital base established by the Offering and Direct Sales are expected to be sufficient to operate the Company's business, although no such working capital line has yet been established and no assurance can be given that such a facility will be obtained on terms acceptable to the Company. Consequently, the Company does not presently anticipate that it will incur any material indebtedness in the ordinary course of its business other than obtaining a working capital line of credit and engage in a publicity campaign for the company. However, there can be no assurance that the Company will not be required to incur other indebtedness in order to implement its business strategy.

   Although equal time and effort is planned to be spent on residential and commercial building projects' a full 20% of the time and activity of the company will focus on orbital containers and their wide variety of usage;
this is due to the fact of the capability to obtain a high rate of financial return in relation to actual material, man hours and research necessary to manufacture these orbital devices. But more importantly the ability to obtain great prestige from fabricating such space station oriented devices will enable the company to develop international and household recognition. This area of commercialization will simultaneously be developed technically and capitalized upon financially due to the more or less similar materials needed in its construction as compared to companies efforts in residential and commercial container materials used in the products manufacture.

The business is noteworthy in the that's it has "Many" practical applications.
Below is a partial list of some of those applications which indicate the most expedient growth potential:

These following products would be the first products produced for sale from the above list of uses will be

1.)Manufacture a group of standardized rectangular containers capable of being used for the manufacture of prefabricated residential housing ranging in square footage from 1400 sq. to 5,000 square feet and up.
2.) A standard 8 ft X 8 ft X 7 inch building panel taking the place of 2 X 4's sheet rock sheathing and sheet rock.
3.) A backyard storage shed kit with which will take only minutes to erect.
4.) License and or fabricate modules to private companies in the united states interested in obtaining research and manufacturing facilities in space.
5.)automotive bench seating, automotive bumpers, automotive chassis, automotive body.
6.)A pancake type device to trap debris in orbit, roofing panels.
7.)Single 8 ft. X 8 ft. residential wall panels to take the place of (sheathing - wood 2 X 4's - insulation - sheet rock), a residential
Backyard storage shed 10 ft. X 10 ft..
8.)A universal liquid container that can be used for home heating oil and any other liquid material.
9.)A universal pipe for sewage and or water use underground along roadways.
10.)A universal 50 gallon drum to handle or types of materials.
11.)A cigarette boat shell 70 feet long.
12.)A standard space station module.

OFFERINGS DURATION

The duration of this offering will be for a period of two years from the date the Registration Statement becomes effective.

THE OFFERING

100,000 common nonvoting shares par value $20 each.

All stock in this offering are nonvoting common stock par value $20.
The total number of shares  is 100,000. total shares. The executive officer
John Mecca will own 60% equaling 60,000 shares. The company is offering for sale 40% equaling 40,000 shares. The gross profits from the sale of the 40,000 publicly offered shares would be $800,000..

FAILURE OF THE OFFERING

Should the total number of shares of stock offered in this offering not be sold at the end of the two year period each share of stock shall be given dividends solely at the discretion of the executive officer. The corporation will not be dissolved; but will continue to seek contracts to manufacture its products for profit. Each share of stock outstanding at the end of an unsucessful offering where all stock had not been sold will be entitled to a dividend of undetermined percentage and wholly discretionary as to its value total by the executive officer and or officers. In addition should the company apply under State and Federal Regulations to apply for a new filing after the failure of the first filing a wholly discretionary value would be attached to the and such shareholders would be issued stock and or other instruments of investment equivalent to a discretionary value.


RISK FACTORS

                                  RISK FACTORS

WARNING , POTENTIAL LOSS OF YOUR INVESTMENT IS POSSIBLE.
THIS  OFFERING  INVOLVES A HIGH DEGREE OF RISK.  YOU
 SHOULD PURCHASE SHARES ONLY  IF  YOU CAN AFFORD A
COMPLETE LOSS OF YOUR INVESTMENT

   An investment in the Company is highly speculative and should be considered only by persons able to bear the economic risk of the investment for an indefinite period. Prospective investors should carefully consider the following risk factors relating to the Company and its operations. You should carefully consider the following risks and all other information contained in this prospectus before deciding to purchase common stock of the Company. Included is a discussion of each material risk that the Company has identified as of the date of this prospectus. However, additional risks and uncertainties not presently known to the Company, or that is deemed immaterial at this time, may also impair the Company's business operations. If any of the following risks actually occur, the Company's business, financial condition or operating results could suffer. If this occurs, the trading price of the Company's common stock could decline when and if it becomes traded in a public market exchange, and you could lose all or part of your investment in the Company's common stock; however even under advers conditions as described the company may be able to create profitability regardless of the success of its sale of stock through this and other offerings as projected if contracts to fabricate product are secured which may result in sufficient revenue to continue operations.

Businesses such as that of the Company which are in their initial stages of development present substantial business and financial risks and may suffer significant losses for reasons not anticipated by management. In addition, the Company's business strategy has not been tested and may not succeed.
Investors should consider the material risk factors involved in connection with an investment in the Common Shares and the impact to investors from various circumstances which could adversely affect the Company's business, results of operations or financial condition. See "Risk Factors."

Furthermore it should be expressly understood that the operations of the corporation may be wholly dependent upon the influx of investor participation to fund its efforts, and that subsequent low numbers of sales of stock will hinder the progress of the efforts relating to the companies planned operations as outlined in this offering may eliminate any attached value of its stock making it virtually worthless .In fact let it be further understood that unless capital is obtained from the sale of stock the company will not be able to begin operations as outlined in this offering;
this might result in the loss or stagnation of  value of the stock purchased;
however the company may be able to create profitability regardless of the success of its sale of stock through this and other offerings as projected if contracts to fabricate product are secured which may result in sufficient revenue to continue operations. However the company assumes that investor participation will allow normal operations to begin; however until such time as investor participation reaches levels in dollar amounts necessary to mount an advertising campaign to further the efforts to sell stock to the public via this offering. The total amount considered reasonable to begin such a campaign is aproximately $100,000; upon investor participation to this level it is reasonable to assume though not guaranteed that additional sales from such an advertising campaign will bring on board more investors in order to then proceed with additional activities and operations of the corporation. In essence this disclaimer is a "warning" to all investors to apprise them of the danger of losing of investment so that any potential civil suit against the company may be prevented on the basis that all investors were forewarned as to the risks associated with this offering;
and furthermore exonerating the company and its officers as assigns of misrepresentation and fraud together with any assertion of wrongdoing having to do with the actual handling of the affairs of the company. It can therefore be considered a literal gamble to invest with the company; although this is a strong assertion, it is important to understand the companies stating it here exonerates it from risk of any suit brought against the company due to nonperformance as outlined in this offering.

The corporation Bighard.com, Inc. is starting operations with substantial risk; as it is beginning operations with one person overseeing everything.
This person one John Mecca has absolute discretion as to the activities and operations of the corporation. There are no guarantees as to the success of this company save the best efforts that he here promises to make on behalf of all those who see fit to invest in this great endeavor. He has shown himself to be an expert in research borne out by the subsequent conception of the patent here licensed to the company, the ability to personally consummate this S-1 filing and the attendant research which is self evident as this document in its entirety demonstrates.

There are such statements related to the best outcome of the success of this effort which are "forward looking statements" and are presumed to be here defined as the "best hope"; where as we enter into a virtual partnership between this company and you as the investor; consider that the level of investor loss liability assumed in good faith on the part of the corporation to succeed is "not" zero, even if the corporation is able to obtain contracts to manufacture its products. You the investor being responsible to your own economic well-being are by accepting this statement admit that you have read and understand the risks of such an undertaking the company plans to embark upon, and understand all that is written within this entire S-1 statement before you prior to investing; and paid particular attention to the section titled ( " RISK FACTORS " ). Your mindful deduction of reasonable confidence of success of the company, and the companies assertion of confidence in itself based on other companies success in similar fields of endeavor are the prerequisites for investing in this company.


Furthermore until such time as there needs to be more detailed bylaws and or methods of operation of the business in any and all its facets let it be known that the acting head of the corporation one John Mecca will have absolute discretionary control over all its aspects, operations and activities.
This discretionary control extends to all written material related to the formation and activities of the organization Bighard.com, Inc. and to include bylaws.

When used in this Prospectus, the words "may," "will," "expect,"
"anticipate," "continue," "estimate," "project," "plan," "intend" and similar expressions are intended to identify forward-looking statements regarding, among other things, (i) the Company's business and growth strategies; (ii) trends in the financial guaranty reinsurance and insurance industries; (iii) the Company's relationship with clients and third-party service providers; (iv) the use of the net proceeds of the Offering and the Direct Sales; (v) government regulations;(vi) trends affecting the Company's financial condition or results of operations; and (vii) the declarat forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties and that actual results may differ materially from those included within the forward-looking statements as a result of various factors. Factors that could cause or contribute to such differences include all Discussions and Analysis of Financial Condition and Plan of Operations by "Management's throughout this S-1 filing".

                     LIMITED  OPERATING  HISTORY

   The Company was incorporated on March 20, 2000 and thus has no operating history. See "Selected Financial Data" and "Management's
Discussion  and Analysis of Results of Operations and Financial Condition."
  No assurance can be given that future revenues and profits will meet the Company's expectations, or that the Company will ever be able to operate profitably. The Company has a limited operating history and information, which will make it difficult for you to predict whether the Company will be successful. The Company is subject to the risks, expenses and uncertainties frequently encountered by companies in the new and rapidly evolving markets for Internet products and services. The
Company may not be successful in addressing these risks or other risks it may face. If unable to address these risks adequately, the Company's business, results of operations, and operations and financial condition may suffer.

                                OPERATING  LOSSES

   As the Company increases its sales and marketing, significant general, administrative, and development expenses near term losses may arise.
The Company does not currently generate any revenues, and no assurances can be made as to when, or if, sustained profitability will be achieved.
Failure to become and remain profitable may materially and adversely affect the market price of the Company's common stock and its ability to raise capital and continue operations.

           DEPENDENCE  UPON  OFFERING  FOR  EXPANSION

   The Company has embarked on an ambitious growth plan that requires the net proceeds from this offering. See "Use of Proceeds." If less than all of the shares offered are sold, the Company may have to delay or modify its plan. There can be no assurance that any delay or modification of the Company's plan would not adversely affect the Company's development. If the Company believes that insufficient funds have been received to implement its business plan, the Company reserves the right to cancel the offering, and return all funds submitted.

                    DEPENDENCE  ON  STOCK  MARKET

   The success of the Company is dependent upon continued need to build homes, space modules, and the myriad of other products the company anticipates engaging in producing.

                                       COMPETITION

   The manufacturing business is very competitive. Many current and potential competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than the Company possesses. These competitors may be able to respond more quickly to new opportunities in the industry, and to devote greater resources to the development, promotion, and sale of their products and services than the Company can. The Company might not be able to compete successfully against its current or future competitors.

                            UNDERWRITING  LIABILITY

   Although the Company intends to be thorough and accurate in its review, it is possible that materially inaccurate statements could appear in the offering documentation , or that material information is omitted from such documentation. As a result of such events, it is possible that the Company could be held liable, or at least be the subject of claims of liability. The
Company intends to utilize the services of independent auditors and lawyers to perform the research and verification process as it is financially able to.
If the Company were to be the subject of claims of liability, or in fact found liable, such fact could adversely impact the financial conditions and results of operations of the Company. However under the circumstances of providing an extensive "RISK" factor statement in this filing it is likely any lawsuit brought would be dismissed based on complete disclosure of risks and burdens throughout the filing which will be mandatory for an investor to acknowledge by their signature that they have read the offering and understand the negative consequential risks involved with an investment in the company.

                       GOVERNMENT  REGULATION

   The  sale of securities is regulated by both federal and state authorities.
The Company will obtain all permits, and licenses required to operate its business, although there can be no assurance that the Company will not become subject to more restrictive regulations in the future.

                        MANAGEMENT  OF  GROWTH

   To implement the Company's business plan, the Company must expand its operations, financial systems, and personnel. The Company may be unable to hire and train sufficient personnel to manage the growth that may result from a successful offering, which would result in the Company being unable to capitalize the opportunity in the market, and might cause the Company's financial condition and results from operations to suffer.

                    DEPENDENCE ON KEY EMPLOYEES.

  The Company will be substantially dependent in the implementation of its business strategy on its executive officers and key employees. If the Company experiences the unexpected loss of the services of one of those individuals, particularly John Mecca, the Chairman of the Board and Chief
Executive Officer of the Company, a Senior Vice President of the Company, or the Chief Financial Officer and Treasurer of the Company, the Company would be adversely affected. Although the Company has employment agreements with each of such individuals, no assurance can be given that the Company will be able to retain their services. The Company currently has only one employees, including its Chief Executive Officer, and Chief
Financial Officer. The loss of the services of the individuals identified above, or the inability of the Company to hire and retain other talented personnel, could delay or prevent the Company from fully implementing its business strategy and could otherwise adversely affect the Company. The Company does not carry key person life insurance policies for any of its executive officers or key employees

             NETWORK  INTERRUPTIONS  AND  SYSTEM  FAILURES

     The Company's business is dependent on the operation of the Internet, and the hardware and software of the Company's Internet service provider. Interruptions in the operation of the Internet or the Company's
Internet service provider, may interfere with the Company's ability to sell securities over the Internet, and the financial condition and results of operations could suffer.The Company's business could also be adversely impacted by security problems, viruses, other forms of technological terrorism, and new government regulation of the Internet.

                      FAILURE  TO  MODERNIZE  SYSTEMS

     Failure of the Company to modernize its systems as technological innovations appear may result in the Company not being able to compete with competitors offering similar services, and the financial conditions and results of operations could suffer. The cost of acquiring the latest could be costly, and could cause the Company's financial conditions and results from operations to suffer.

                                          RECOGNITION

     The Company owns the Internet domain name "Bighard.com",. The domain name is important because it allows visitors to locate our web site, and build brand recognition. Internet regulatory bodies regulate domain names. The regulation of domain names in the United State and in foreign countries is subject to change. Regulatory bodies could establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, the Company might not be able to acquire or maintain the "Bighard.com " name in all countries in which the Company desires to do business. Therefore, the Company might be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our trade name, and other proprietary rights. If this occurs, the Company's financial condition and results of operations could suffer. However, Bighard.com will take every reasonable measure including the filing of federal or state court litigation to prevent misuse or misappropriation of the Company's name. The company may opt to change names for reasons outline above.

                              LACK  OF  PUBLIC  MARKET

     The  shares  offered hereby will be registered with the Securities Exchange
Commission pursuant to the Securities Act and Regulation S-1 promulgated thereunder and, as such, the shares purchased in the offering will be freely tradable under the Federal securities laws. However, the shares will be registered in only a limited number of states, and may not be sold or otherwise transferred to persons who are residents of any state in which the shares have not been registered, unless they are subsequently registered, or there exists an exemption from the applicable state's registration requirements with respect to such sale or transfer.

     Prior to the offering, there was no public trading market for the Company's common stock. Following the offering, the Company plans to facilitate trading of its common stock by listing the shares on the NASDAQ Small
Cap Market with the proposed listing designated at such time as NASDAQ eceives the registration information to qualify for such addition to that stock exchange. There is no guaranty that the shares will qualify for listing on NASDAQ or any of the exchanges, which would severely limit the sale of the shares.

Following the offering, the price at which the shares will trade may be extremely volatile; when and if the stock is accepted by the pubic exchanges, to date it has not and the process to get the company listed on any exchange has not even yet begun. In any event the public market may not agree with or accept the valuation determined in connection with the offering.
In addition, the stock market has from time to time experienced significant price and volume fluctuations that have affected the market prices for the securities of companies, particularly Internet companies.
After the offering, the price of the shares may not be at or above the initial public offering price.

                   SHARES  ELIGIBLE  FOR  FUTURE  SALE

     Once a trading market develops for the common stock of the Company, the stockholders will have an opportunity to sell their stock for the first time. Approximately 100,000 shares will become eligible for sale in the public market within six months from the date of this prospectus. No prediction can be made as to the effect, if any, that future sales of the above described outstanding common stock, or the availability of such common stock for sale, will have on the market price prevailing from time to time when and if the stock becomes listed in a public market exchange. Sales of substantial amounts of such common stock in the public market, or the perception that such sales may occur, could adversely affect the then prevailing market price.

A significant economic event could trigger widespread stock market losses, particularly if the entire market were adversely affected. Over time, such losses could impair the Operating Company's ability to maintain its financial strength or to pay dividends to Bighard.com, Inc's. stockholders and Bighard.com, Inc..

Prior to this offering, there has not been any public market for the Company's common stock. Future sales of substantial amounts of common stock in the public market could adversely affect the prevailing market prices and impair the Company's ability to raise capital through the sale of equity securities.

Additional points of interest related to the risk this offering presents to prospective investors must additionally be qualified by an overal review of this entire S-1 registration.

                                      ---------------------------

USE OF PROCEEDS

The gross proceeds from the sale of the 40,000 Common Shares in the Offering are estimated to be approximately $800,000. dollars (after deducting commissions, certain advisory fees and other estimated expenses, and reimbursement for certain expenses related to the Offering. See "Certain
Relationships and Related Party Transactions." The net proceeds from the Direct Sales are estimated to be approximately $800,000. dollars. The purpose of the Offering and the Commission Sales is to enable the Company to implement its business plan of manufacturing products derived from the patent which the company has license to use. Substantially all of the net proceeds of the Offering from the Direct Sales will be contributed to purposes outlined in the executive business plan summary.

 During the interim between the time when the SEC authorizes this offering for the sale of company stock, all sales from this offering will be done without an in house sales force; and until such time as all regulations pertaining to using such commission sales force is allowed under both federal and state regulations such sales shall not commence.

The Company's objective is to capitalize on what it believes to be an opportunity to provide innovative and cost-effective products. The
Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

Develop the products outlined in the following executive summary:

            (Beginning of Example of Disbursement Executive Summary)


               EXAMPLE OF EXPENDITURE DISBURSEMENT

Important Note: All activities illustrated below are to be done within the letter of the law in all jurisdictions as they individually require!

Important Note:The following is an example which may NOT be possible due to lack of investor support. Read ("RISK FACTORS")

The following dollar amount of 20 million dollars as stated below is to be used Only as an "Example" on of how the total to be obtained by future offerings or profits from sale of product will be spent; the net total dollar amount to be obtained from this offering has as its purpose certain of the written specification outlined below. Bighard.com, Inc. is seeking an unspecified amount of money through additional filings beyond the filing presented here for additional investment capital, and the decision to present new stock offerings will in part be made based on the efficient and timely sale of the securities offered in this filing. Where the following 20 million dollar amount is to be used expressly as an example of disbursement; it should be used as a potential preview of future disbursement; disbursement discretion is to be exercised by management in the future funding from this offering and future offerings. The following is not an expectation operations; but is in fact a detailed description of the activities of the companies potentially planned future, and theoretical disbursement of monies by percentage should the company obtain the necessary funding needed as detailed to carry out company objectives.

The following overview of disbursement is for a three year period.

First year breakdown of  approximately 1/3 of disbursed  funds:

The state with the largest investment promise will be chosen as the site for the companies Headquarters. The state in which the Headquarters will be located are to be determined by investigative inquiry of all the states
Governors Offices. The inquiry will outline the advantages that the company has to offer. Upon determining the state that can offer the most advantageous environment a further investigation will gather the contacts of the wealthiest residents; correspondence to those people will request financial investment participation. It is anticipated that a large dollar investment can be guaranteed using this method to choose the home base. In exchange for locating the headquarters in their state. The state chosen will be guaranteed .5% of "net" profits received from sales exclusive to all industrial and aerospace products sold anywhere, and including all other residential and commercial structure fabrication products from the corporation inside their state will be dedicated to social projects of which they together with the original investors obtained from leads from the Governors Office; this select group will have a vote in determining which projects proposed receive funding from this .5% profit pool. In exchange for advantageous tax relief, building code direction and tacit understanding to receive reciprocal invitations to political functions where appropriate investors will be introduced to Bighard.com, Inc.
representatives.

In addition all residential and commercial structure fabrication excluding industrial and aerospace products from the corporation will be fabricated within the state where delivery of such products are to be sold or installed unless such state has unfavorable consideration to such an effort to originate within their jurisdiction; subsequently In exchange for locating such facilities in their state. The state chosen will be guaranteed .5% of "net" profits received from sales inside their state will be dedicated to social projects of which they together with the original investors obtained from leads from the Governors
Office if permissable under the various individual states laws; this select group will have a vote in determining which projects proposed receive funding from this .5% profit pool. In exchange for advantageous tax relief, building code direction and tacit understanding to receive reciprocal invitations to political functions where appropriate investors will be introduced to Bighard.com, Inc. representatives.

320,000 dollars: Is earmarked to rent a facility of 50,000 square feet including renovations in which to carry out manufacturing and administrative functions.

400,000 dollars: For manufacturing equipment to create molds and forms, foam injection machinery, and other equipment.

200,000 dollars: For research into materials, where materials are procured and tested as necessary to fulfill a parameter of prototypes and finished products.

600,000 dollars: For material to fabricate demonstration units of a 6000 square foot 2 floor model home, a three story commercial
60 ft. X 60 ft. X 35 ft. tall structure, automotive bench seating, automotive bumpers, automotive chassis, automotive body, a pancake type device to trap debris in orbit, roofing panels, single 8 ft. X 8 ft. residential wall panels to take the place of (sheathing - wood 2 X 4's - insulation - sheet rock), a residential backyard storage shed 10 ft. X 10 ft., a universal liquid container that can be used for home heating oil and any other liquid material, a universal pipe for sewage and or water use underground along roadways, a universal 50 gallon drum to handle or types of materials, a cigarette boat shell 70 feet long.

200,000 dollars: For bid submissions in the Commerce Business Daily
( the Commerce Business Daily is a publication outlining "ALL" U.S.
government contract bid offerings) and also in key State government bid offerings . The submissions will be geared to parallel the needs that suit the project. Bighard.com, Inc. will act as a General Contracting organization and obtain Subcontractors to do much if not all of the work requested in a bid and supply the subcontractor with product. Example: Government requests bid for sewer or water pipe to be installed, Bighard.com hires a bonded subcontractor to perform the work with Bighard product should the bid be accepted.

1.5 million dollars: To produce two space modules 50 ft. X the 60 ft..
The first module for demonstration, the second will be offered for sale
(off the shelf) for 40 million dollars.

50,000 dollars: For advertising via focused mailing lists to home building contracting companies with a brochure outlining the company product of inflatable homes.

660,000 dollars: Will be used to cultivate key persons in governments, organizations and corporations to advance the companies agenda for marketing and joint ventures.

158,000 dollars: For focused telephone and written correspondence to specific target businesses which would be interested in these products.
The list of the specific target businesses is long and the unnecessary to reproduce here. Additionally for organizing and hosting meetings with state representatives and pre qualified investors together with "invited" guests for the purpose of introducing them to the potential of the technology.
As a result of these meetings support from state authorities will be sought in streamlining state building code tests allowing use of the product in commercial and residential structures.

60,000 dollars: (One time fee) Upon the determination of what level of authority appears critical for streamlining state building code allowances a donation of 30,000 dollars: will be made to both the Democratic and Republican parties as the law permits.

60,000 dollars: For target teleconference calls and written correspondence to military project purchasing personnel to investigate their interest in specific methodology used to their projects missions, to result in a focused supply to their project bid offerings of manufactured elements tailored to the desire of those in charge of purchasing.

250,000 (one time fee): Being that there will be 49 other states to deal with in relation to streamlining the building codes to accept the use of this technology for commercial and residential fabrication a study identifying those states with the toughest building codes will be done. Upon completion of the study which should not cost more than one thousand dollars; the top 5 states in residential home building will be chosen for targets to promote streamlining of the building codes. Each of the five states political parties both Democratic and Republican given donations of 25,000 dollars: totaling
250,000 dollars. This incidental expenditure will insure a quick allowance by those six states to sell residential and commercial structures.

132,000 dollars: (one time fee): The remaining 44 states which were not cultivated in such a way, which have substantially lower standards for building, may qualify under many circumstances; where they do not qualify of course normal testing proofs will be provided to go through normal code adherence procedures. Depending upon the financial circumstances at an anticipated to cost 3000 dollars: per state based on prior testing in other states, multiplied by the 44 states equals 132,000 dollars:.

130,000 dollars: (One time fee) For securities and exchange commission filing of an S-1 ( IPO ) Initial Public Offering allowing the company to sell stock to the public and subsequent necessary filings in each state to sell stock within their jurisdiction.

428,000 dollars: Will be used to advertise the company and its activities to the public. Publications such as Popular Science, Wall Street Journal,
New York Times, Investors Business Daily, and monetary incentives for
"story coverage" to Popular Science, Time magazine, U.S. News, and other miscellaneous relevant publications.

600,000 dollars: will be used for attorneys and other experts in the progress of the companies activities. Consisting of Securities and Exchange, Manufacturing contract management, U.S. Patent Filing of spin off products, Bookkeeping.

All contracts to manufacture products will be based on contracts with default clauses and the purchaser will be required to be bonded. Upon these criteria being fulfilled the contract will be presented to a banking institution for a factored advance loan based on profit to build credit, bolster earnings figures, and for stockholder information to build confidence in the profitability.

Upon sufficient sales of stock and product additional personnel will be hired according to the budget and need.

200,000 dollars: to the President CEO .
40,000 dollars: Capable Secretary .
40,000 dollars: General research engineer.
60,000 dollars total:  ($30,000) each for 2 Machinists.
35,000 dollars: Foreman.
90,000 dollars total: Three technician's receiving 30,000 dollars each.
40,000 Outside Technical Consultants.
+_____________________________
505,000 dollars total will be used for salaries.

One Sales Vice President to be paid by commission in charge of selling stock to the public in house; which will have a commission only sales force of 30 people as may be permitted by state law. All persons acting as sales persons will be required to take a content and understanding "test" about most company activities as well as a technical information "test" about the products thereby allowing them to be given titles of " Assistant Vice Presidents in charge of corporate stock sales. This will allow them to undertake such roles as is stipulated under SEC regulation without receiving SEC accredited licenses.

100,000 dollars: To subsidize self insured health insurance of employees.
Where a lower rate will be offered to the employees through an arrangement with the insurance company.

150,000 dollars: For telephone usage and equipment, printing and equipment, office and equipment, and travel expenses.

Zero dollars: An independent Brokerage firm has been selling stock to the public.

Zero dollars: The companies ( in house ) sales force has been selling stock to the public.

220,000 dollars: will be utilized to submit the ( second ) Securities and
Exchange Commission stock offering to the public to raise $500 million towards working capital and other corporate needs and activities.  The total expenditure of the 220,000 dollars: will go towards legal fees, securities and exchange fees, miscellaneous fees. Stock issued will be common non-voting  stock.
---------------------------
*Total First Year Budget Expenditures
6,723,000. dollars:
---------------------------

Note: Budget of  20,000,000. million dollars minus  being "Total First
Year Budget Expenditures" of $6,723,000 dollars, equals a balance of $13,277,000. dollars which is to be placed in a suitable business bank account readily accessible and or ultra conservative short term U.S.
securities for use in contractually obligatory contracts to manufacture, joint ventures, and as provable liquidity to support in obtaining contracts when such liquidity is a contractual criteria.

It should be understood this balance amount does not reflect the moneys which will be added to its total from the sale of stock (in house), and by brokerage firms selling the companies stock.

                                   ---------------------------

Second year breakdown of approximately 1/5 of disbursed funds:

The company expects that before the end of the first year the company will have made significant money from the sale of stock due to the popularity of the technology due in large part to the advertising of the company in magazines newspapers and the like.

Invitations to joint venture will be proposed to domestic and foreign overseas car manufacturing concerns to manufacture one piece body automobiles where the entire car is one piece; such an effort will be carried out in the pleasure boat category a well.

A separate entity will be established to carry out development of a uni-body aircraft for business which will have overlapping use in military aircraft.

A separate entity will be formed for the purpose of manufacturing small homes for the market in china. The vast market that exists in china will allow a steady sale of such a product.

320,000 dollars: Is earmarked to rent a facility of 50,000 square feet.

400,000 dollars: For new needed manufacturing equipment to create molds, foam injection machinery, and other equipment.

200,000 dollars: For research into materials, where materials are procured and tested as necessary to fulfill a parameter of prototypes and finished products.

200,000 dollars: For bid submissions in the Commerce Business Daily
( the Commerce Business Daily is a publication outlining "ALL" U.S.
government contract bid offerings) and also in key State government bid offerings . The submissions will be geared to parallel the needs that suit the project. Bighard.com, Inc. will act as a General Contracting organization and obtain Subcontractors to do much if not all of the work requested in a bid and supply the subcontractor with product. Example: Government requests bid for sewer or water pipe to be installed, Bighard.com hires a bonded subcontractor to perform the work with Bighard product should the bid be accepted.

158,000 dollars: For focused telephone and written correspondence to specific target businesses which would be interested in these products.
The list of the specific target businesses is long and unnecessary to reproduce here. additionally on organizing and hosting meetings with state representatives and polled investors together with invited guests for the purpose of introducing them to the potential of the technology. As a result of these meetings support from state authorities will be sought in streamlining state building code tests allowing use of the product in commercial and residential structures.

ZERO dollars: previous advertising via focused mailing lists to home building contracting companies with a brochure outlining the company product of inflatable homes; will have resulted in active business for the company.

60,000 dollars: For target teleconference calls and written correspondence to military project purchasing personnel to investigate their interest in specific methodology used to their projects missions, to result in a focused supply to their project bid offerings of manufactured elements tailored to the desire of those in charge of purchasing.

donations of 30,000 dollars that would be made to both the Democratic and Republican parties as the law permits, for support of those who have understood the importance of the technology to the economy and the ecology.
To be disbursed upon the basis of the previous years experience with reciprocal support to the company.

428,000 dollars: will be used to advertise the company and its activities to the public. Publications such as Popular Science, Wall Street Journal, New
York Times, Investors Business Daily, and monetary incentives for " story
" coverage to Popular Science, Time magazine, U.S. News, and other miscellaneous relevant publications. In addition a small budgeted percent of the total will be used to advertise on radio and television.

600,000 dollars: will be used for attorneys and other experts in the progress of the companies activities. Consisting of Securities and Exchange, Manufacturing contract management, U.S. Patent Filing of spin off products, Bookkeeping.

Upon sufficient sales of stock and product additional personnel will be hired according to the budget and need.

200,000 dollars: to the President CEO.
40,000 dollars: Capable Secretary
90,000 dollars:  Two research engineers receiving 45,000 dollars each.
90,000 dollars: Three Machinists totaling $30,000 each.
40,000 dollars: Foreman.
240,000 dollars total. Eight technician's receiving 30,000 dollars each.
80,000 Outside Technical Consultants.
+_____________________________
715,000 dollars total will be used for salaries.

One Sales Vice President to be paid by commission in charge of selling stock to the public (in house); which will have a commission only sales force of 30 people as may be permitted by state law.

150,000 dollars: to subsidize self insured health insurance of employees.
Where a lower rate will be offered to the employees through an arrangement with the insurance company.

200,000 dollars: For telephone usage and equipment, printing and equipment, office and equipment, and travel expenses.

Zero dollars: An independent Brokerage firm has been selling stock to the public.

Zero dollars: The companies ( in house ) sales force has been selling stock to the public.

220,000 dollars: will be utilized to submit the ( second ) Securities and
Exchange Commission stock offering to the public, where 5% of all outstanding stock owned by the company will be offered for a total dollar amount to raise $3 billion dollars towards working capital and other corporate needs and activities.  The total expenditure of the 220,000 dollars:
will go towards legal fees, securities and exchange fees, miscellaneous fees.
Stock issued will be common non-voting  stock.
---------------------------
*Total Second Year Budget Expenditures
3,716,000. dollars:
---------------------------

Note: Budget of   $13,277,000. million dollars minus  being "Total Second
Year Budget Expenditures" of $3,716,000. dollars, equals a balance of
$9,561,000. dollars which is to be placed in a suitable business bank account readily accessible and or ultra conservative short term U.S.
securities for use in contractually obligatory contracts to manufacture, joint ventures, and as provable liquidity to support in obtaining contracts when such liquidity is a contractual criteria. It should be understood this balance amount does not reflect the moneys which will be added to its total from the sale of stock in house and by brokerage firms selling the companies stock.

It should be understood this balance amount does not reflect the moneys which will be added to its total from the sale of stock in-house and by brokerage firms selling the companies stock, or from sale of the companies products.

                                    ---------------------------

Third year breakdown of 1/5 of disbursed funds:

Conditionally 3,000,000 dollars (not added to total): Will be spent. Under the assumption that the company has been successful in its enterprises, and the 3 million dollars can come from profits above needed liquidity levels a public relations campaign will be launched stating that a moon colony is to be fabricated called New New York. Such an undertaking may seem above the private sectors capability, however the ease of deployment of such modules using this technology makes it unecesssary for astronauts to assemble and therefore doable. Companies having specific manufacturing necessary for such a technical effort are numerous. The size and scope of the actual city will be dependent upon the level of money from investor stock purchase. Such a public effort will draw national attention and substantial publicity for the company. An effort to develop substantial knowledge and contacts so as to benefit the company will be made to secure the participation of retired upper echelon persons whom have worked in the private or civil sector that have fit the planning of the corporation. The law at present requires civil servants not to participate in businesses that overlap into areas of activity pertinent to their prior careers for aproximately 2 years; after which they may engage in such activity.

320,000 dollars:  Is earmarked to rent a facility of 50,000 square feet,

400,000 dollars: For new needed manufacturing equipment to create molds, foam injection machinery, and other equipment.

200,000 dollars: For research into materials, where materials are procured and tested as necessary to fulfill a parameter of prototypes and finished products.

200,000 dollars: For bid submissions in the Commerce Business Daily
( the Commerce Business Daily is a publication outlining "ALL" U.S.
government contract bid offerings) and also in key State government bid offerings . The submissions will be geared to parallel the needs that suit the project. Bighard.com, Inc. will act as a General Contracting organization and obtain Subcontractors to do much if not all of the work requested in a bid and supply the subcontractor with product. Example: Government requests bid for sewer or water pipe to be installed, Bighard.com hires a bonded subcontractor to perform the work with Bighard product should the bid be accepted.

158,000 dollars: For focused telephone and written correspondence to specific target businesses which would be interested in these products.
The list of the specific target businesses is long and unnecessary to reproduce here. additionally on organizing and hosting meetings with state representatives and polled investors together with invited guests for the purpose of introducing them to the potential of the technology.
As a result of these meetings support from state authorities will be sought in streamlining state building code tests allowing use of the product in commercial and residential structures.

160,000 dollars: For target teleconference calls and written correspondence to military project purchasing personnel to investigate their interest in specific methodology used to their projects missions, to result in a focused supply to their project bid offerings of manufactured elements tailored to the desire of those in charge of purchasing.

Conditional 60,000 dollars total not included in the running total: For donations of 30,000 dollars that would be made to both the Democratic and Republican parties as the law permits, for support of those who have understood the importance of the technology to the economy and with reciprocal support to the company.

428,000 dollars: Will be used to advertise the company and its activities to the public. Publications such as Popular Science, Wall Street Journal, New
York Times, Investors Business Daily, and monetary incentives for " story " coverage to Popular Science, Time magazine, U.S. News, and other miscellaneous relevant publications .

600,000 dollars: Will be used for attorneys and other experts in the progress of the companies activities. Consisting of Securities and Exchange, manufacturing contract management, U.S. Patent Filing of product spin-off's, Bookkeeping.

Upon sufficient sales of stock and product additional personnel will be hired according to the budget and need.
715,000 dollars:  Will be used for salaries.

200,000 dollars: to the President CEO.
40,000 dollars: Capable Secretary
90,000 dollars: Two research engineers receiving 45,000 dollars each.
90,000 dollars: Three Machinists totaling $30,000 each.
45,000 dollars: Foreman.
240,000 dollars total. Eight technician's receiving 30,000 dollars each.
80,000 Outside Technical Consultants.
+_____________________________
715,000 dollars total will be used for salaries.

One Sales Vice President to be paid by commission in charge of selling stock to the public in-house; which will have a commission only sales force of 60 people as may be permitted by state law.

100,000 dollars: To subsidize self insured health insurance of employees.
Where a lower rate will be offered to the employees through an arrangement with the insurance company.

150,000 dollars: For telephone usage and equipment, printing and equipment, office and equipment, and travel expenses.

Zero dollars: An independent Brokerage firm has been selling stock to the public.

Zero dollars: The companies ( in house ) sales force has been selling stock to the public.

220,000 dollars: Will be utilized to submit the ( second ) Securities and Exchange Commission stock offering to the public, where 5% of all outstanding stock owned by the company will be offered for a total dollar amount to raise $60 billion dollars: towards working capital and other corporate needs and activities. The total expenditure of the 220,000 dollars: will go towards legal fees, securities and exchange fees, miscellaneous fees. Stock issued will be common non-voting stock.

---------------------------
Total Third Year Budget Expenditures
3,521,000. dollars:
---------------------------

Note: Budget of  $9,561,000. million dollars minus  being "Total Third Year
Budget Expenditures" of 3,521,000. dollars, equals a balance of  $6,040,000.
dollars which is to be placed in a suitable business bank account readily accessible and or ultra conservative short term U.S. securities for use in contractually obligatory contracts to manufacture, joint ventures, and as provable liquidity to support in obtaining contracts when such liquidity is a contractual criteria. It should be understood this balance amount does not reflect the moneys which will be added to its total from the sale of stock in house and by brokerage firms selling the companies stock.

It should be understood this balance amount does not reflect the moneys which will be added to its total from the sale of stock in-house and by brokerage firms selling the companies stock, or from sale of the companies products.

            (End of Example of Disbursement Executive Summary)

                                   ---------------------------

DEBT

See "(B) FINANCIAL STATEMENT SCHEDULES".

-------------------------------

CORPORATION BANK ACCOUNT

Corporate Bank account opened immediately after the CPA certification letter obtained on new corporation in

Fleet Bank",
1209 St. Johnland Road,
Kings Park,
N.Y., zip code 11754,
Routing Number 021000322,
Bank account opened on 29th March 2000; bank statement as of the day of filing this day 30th March with $50.

ASSETS

The Corporation has as its asset a license agreement for the patent titled
"Prefabricated Space Station". The patent is strongly supported in its claims, and no valid circumvention or infringement is anticipated. Vigorous prosecution of infringement will be waged upon any encroachment.

CAPITALIZATION

               DETERMINATION  OF  PURCHASE  PRICE

     The purchase price of the shares will at first be arbitrarily set by the executive officer and not determined by the market of investors submitting offers for the shares in the offering. The arbitrary par value of $20. does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value.
Each prospective investor should make an independent evaluation of the fairness of such price. See "Capitalization," and "Dilution".


                               THE COMPANY

The Company expects to have an equity capitalization of approximately
$800,000 dollars upon consummation of the Offering and the Direct Sales
Management believes that this level of capitalization will demonstrate a strong financial position and a high level of commitment to future potential clients. As a newly formed entity, the Company's capital is presently unencumbered by such issues as insured portfolio leverage, loss reserve adequacy, unrealized losses in its future investment portfolio.
In addition, although the Company does expect that it may seek a working capital line of credit to finance its operations, the Company does not presently have or plan to have any indebtedness other than obtaining letters of credit in connection with its manufacturing agreements.

                         BUSINESS STRATEGY

The Company's objective is to capitalize on what it believes to be an opportunity to provide innovative and cost-effective forms of products.
The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Participate in the Development of a manufacturing Market in the United States and around the world. As described in detail in the executive summary and prospectus.

                                             EQUITY

Capitalization will also be done by manufacturing several space station modules which will be put on the for sale, is to be accomplished immediately upon funding or as soon as is practicable; further defining this activity is that the company will maintain a number of these devices on the shelf for sale, in order that they can be used as collateral in obtaining loans from institutions thereby reducing the need to sell stock to raise capital. This activity would of course only be done if at the time the lending rates are relatively competitive and useful and shown to be advantageous after study.

DIVIDEND POLICY

Due to the fact this is a new company, dividends are to be paid on a discretionary basis. Where the company has substantial costs for its startup and excess funds are nonexistent or scarce dividends are
"unlikely" to be paid in the immediate future estimated to be two years. When the company has excess funds one of the goals it has for itself are to give  dividends of unspecified percentage or dollar amount.
These dividends would be discretionary unknown percentage or dollar amounts given to investors for each share of their stock. It is one of the companies goals to give dividends to investors as an inducement to to reward investors with a dividend is motivated by the companies interest in attracting investors to purchase in bulk at the wholesale and individual levels.

                                What is a dividend?

Dividends are sometimes associated with stocks. In addition to the ownership value of a stock, dividends can be paid in the form of cash, as additional stock, or both. Cash dividends and stock dividends are designated pro rata, by the board of directors of a company, among the shares outstanding. Cash dividends are usually paid quarterly if you own 100 shares of a stock that pays $1 per share you would receive $25 per quarter. If the board of directors declared a 10% stock dividend, you would receive 10 more shares of stock if you owned
100 shares. Sometimes stock dividends can be paid in shares of another company, which is usually a subsidiary of the company issuing the dividend. On common stocks, the dividends of the company vary with the profits of the company and the cash on hand. If the company is not making money, the dividend can be omitted completely. Dividends are basically rewards to the shareholders.

                             LIMITATIONS ON OWNERSHIP,
                          TRANSFERS AND VOTING RIGHTS.

Furthermore until such time as there needs to be more detailed definitions
of restrictions   Bighard.com, Inc. will act in accordance with SEC rules
regulations, and limitations imposed upon entities where transfer of stock ownership pertains, or under any blue sky or other United States securities laws or under the laws of any other jurisdiction is required and such registration.

In addition, the Bye-Laws generally provide that any person (or any group of which such person is a member) holding directly, or by attribution, or otherwise beneficially owning voting shares of Bighard.com, Inc. should such voting shares be issued in the future, carrying 10% (or collective ownership of 17%) or more of the total voting rights attached to all of Bighard.com, Inc.'s outstanding capital shares, will have the voting rights attached to its voting shares reduced so that it may not exercise more than approximately 9.9% of such total voting rights. Because of the attribution provisions of the Code and the rules of the Securities and Exchange
Commission (the "Commission") regarding determination of beneficial ownership, this requirement may have the effect of reducing the voting rights of a shareholder whether or not such shareholder directly holds of record 10% (or collective ownership of 17%) or more of the voting shares of Bighard.com, Inc.. Further, the directors (or their designee) have the authority to request from any shareholder certain information for the purpose of determining whether such shareholder's voting rights are to be reduced. Failure to respond to such a notice, or submitting incomplete or inaccurate information, gives the directors (or their designee) discretion to disregard all votes attached to such shareholder's Common
Shares. See "Description of Capital Stock -- Common Shares."

                       NO PRIOR PUBLIC MARKET

Before the Offering there has been no public market for the Common
Shares. There can be no assurance that an active trading market for the Common Shares will develop or be sustained following the completion of the Offering or that the market price of the Common Shares will not decline from the initial public offering price. The initial public offering price for the Common Shares offered hereby was established by the Company and the representatives of the Underwriters and may not be indicative of the market price of the Common Shares after the Offering.

                                      DILUTION.
Purchasers of Common Shares in the Offering may experience immediate and substantial dilution of an currently unknown dollar amount per share in the net tangible book value of their Common
Shares from the initial public offering price when and if the company retains the services of a brokerage firm to sell the companies securities in the markets or market and the shares subsequently become open to the public markets valuations. "See "Dilution."

                               UNDERTAKINGS
The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities
Act.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising out of the Securities Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense in any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   DIVIDEND POLICY

Bighard.com, Inc. is a newly formed corporation and has not declared or paid any cash dividends on its Common Shares. The Board of Directors of Bighard.com, Inc. intends "NOT" to declare and pay out of current and dollar amount per Common Share following the first full fiscal quarter following the consummation of the Offering as the company is capable of paying; as it will depend upon operating costs and overhead balance sheet information not yet known. It will be Bighard.com, Inc.'s policy to retain all earnings in excess of such quarterly dividends to support the growth of its business. If Bighard.com, Inc.'s current and retained earnings do not support the payment of such quarterly dividends, future dividends may be reduced or eliminated. If Bighard.com, Inc. makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares. The declaration and payment of dividends by Bighard.com, Inc. will be at the discretion of its Board of Directors and will depend upon Bighard.com, Inc.'s results of operations and cash flows, the financial position and capital requirements of the Operating Company, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of Bighard.com, Inc. deems relevant.
Bighard.com, Inc.'s ability to pay dividends depends on the ability of the Operating Company to pay dividends to Bighard.com, Inc.. While
Bighard.com, Inc. is not itself subject to any significant legal prohibitions on the payment of dividends on its Common Shares, the Operating
Company is subject to Wyoming regulatory constraints which affect its ability to pay dividends to Bighard.com, Inc.. Accordingly, there is no assurance that dividends on the Common Shares will be declared or paid in the future. See "Management's Discussion and Analysis of Financial Condition and Plan of Operations -- Liquidity and Capital
Resources" and "Business -- Regulation."

                                                 DILUTION
Purchasers of the Common Shares offered in the Offering may experience an immediate and substantial dilution in net tangible book value of their Common Shares from the initial public offering price when and if such public trading begins on an exchange. After giving effect to the Offering and the Direct Sales, the pro forma net tangible book value of the Common
Shares (after deducting underwriting discounts and commissions, certain advisory fees and other estimated expenses, including reimbursement of certain expenses related to the Offering) will be based on and approximate to dilution related to a currently unknown dollar amount per share in the net tangible book value of their Common Shares from the initial public offering price. Without taking into account any Common Shares issuable upon the exercise of Class A Warrants, Class B Warrants and options not as yet being offered . Pro forma "net tangible book value" per outstanding share represents shareholders' equity divided by the number of outstanding
Common Shares, including the Common Shares issued in the Offering and the Direct Sales.

DESCRIPTION OF SECURITIES

                               AUTHORIZED  STOCK

                                       Bighard.com, Inc.
                                   COMMON SHARES

             100,000 SHARES NON VOTING COMMON STOCK.

This offering places 100,000 common shares at $20. par value per share
(the "Common Shares"), offered hereby (the "Offering") for sale by Bighard.com, Inc. ("Bighard.com, Inc."). Prior to the Offering, Bighard.com,
Inc. has not conducted any business and there has been no public market for the Common Shares. The initial public offering price will be $20.00 per Common Share. There are no shares of preferred stock.


                 DETERMINATION  OF  PURCHASE  PRICE

     The purchase price of the shares does not necessarily bear any relationship to the Company's asset value, net worth or other established criteria of value. Each prospective investor should make an independent evaluation of the fairness of such price. See "Capitalization,", "Dilution", " Risk Factors. Stock valuation will be based on the per share value after deducting the estimated costs of the offering. These estimated costs are those expenditures which are necessary are legal expenses, filing expenses, daily operating costs, advertising campaign expenses, and other necessary unspecified costs essential to the operation of the company.

The executive officer Mr. John Mecca will retain some 60% of all stock issued in order to maintain speedy growth without opposition. It is prudent to be aware of the fact that Mr. Mecca is open to statistically sound input contrary to his personal choices for operations decisions, the revaluation of decisions to be based on then opposing renewed study. See "LIMITATIONS
ON OWNERSHIP, TRANSFERS AND VOTING RIGHTS."

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
BY THE SECURITIES AND  EXCHANGE COMMISSION OR ANY
STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS. ANY REPRESENTATION  TO THE
CONTRARY IS A CRIMINAL OFFENSE. (See Risk Factors)

DILUTION

     Dilution of stock valuation will be based on the per share value after deducting the estimated costs of the offering. These estimated costs are those expenditures which are necessary are legal expenses, filing expenses, daily operating costs, advertising campaign expenses, and other necessary unspecified costs essential to the operation of the company.

Additional and subsequent new stock offerings increasing the total number of shares of stock available in the public domain may decrease the perceived value of each share.

No increase in shares is to be granted or given to holders of shares of stock from this or subsequent future offerings as a means to prevent dilution of the shares percentage in relation to the total number of shares offered in present or subsequent future offerings.

                                  NOTICE OF DILUTION

Upon new or subsequent filings all shareholders will be notified by first class mail 30 days prior to such a filing of any new filing so as to allow them to purchase new shares in order to maintain their original percentage of the publicly held shares.

          RESERVED RIGHT TO REDUCE PURCHASE PRICE

 The Company reserves the right to reject  offers that it deems manipulative, disruptive or necessary or beneficial to facilitate the orderly completion of the offering, and reserves the right, in exceptional  circumstances,  to  alter all aspects of price as it deems necessary,  to  effect  a fair and orderly distribution of shares form offers of large block purchases.  For example, large  orders  may have their price to recipient reduced to insure a public distribution and the ability of the  Company  to  satisfy  stock  exchange  listing  requirements.

                           VALIDITY  OF  COMMON  STOCK

     The validity of the Common Stock offered hereby will be passed upon for the Company by Mr. John Mecca acting in his capacity as general counsel of the Company. Mr. John Mecca is also the Company's president and chief executive officer as well as a director and significant shareholder.
See "Principal Stockholders"

                                MORE  INFORMATION

     The Company has filed a registration statement on Form S-1 with the Securities and Exchange Commission, or SEC, for the common stock offered in this prospectus. This prospectus contains all of the information set forth in the registration statement. For all information with r statement and to the exhibits and schedules filed therewith. A copy of the registration statement may be inspected by anyone without charge at the SEC's principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public
Reference Section of the SEC, 450 Fifth Street, N.W., Washington,
D.C.  20549,  upon  payment  of certain fees prescribed by the SEC.
Please call the SEC at 800-SEC-0330 for further information on the operation of the public reference rooms. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC.
 The address of the web site is http://www.sec.gov. Upon completion of the offering, the Company will be --------- subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended and, in accordance therewith, will file reports, proxy statements and other information with the SEC.

     The Company intends to furnish its stockholders with annual reports containing financial statements audited by our independent public accountants and quarterly reports for the first three fiscal quarters of each fiscal year containing unaudited interim financial information.

       EXECUTED  under  penalty  of  perjury  this  23rd  day of March 2000

         COOPERATION  WITH  RETAIL  BROKERAGE  FIRMS

     Bighard.com intends to establish agreements with any retail brokerage firms interested in selling Bighard.com offering to its clients. This could provide Bighard.com with a retail sales force numbering in the thousands, without any fixed costs or overhead. A traditional initial public offering is only available to the clients of the underwriter, and co-underwriters.
Since Bighard.com maintains a perfectly democratic philosophy, whereby its stock is available to all investors through its website and soon to be initiated in house sales force, Bighard.com will not limit the number of brokerage firms that can sell Bighard.com offerings.

                            INVESTOR  AWARENESS

    The primary means of contact with the investing public is intended to be Bighard.com's web site, www.BIGHARD.com.
Initially, --------------------- Bighard.com intends to utilize conventional public relations and advertising mediums to educate investors about the products and services that Bighard.com offers. Once Bighard.com begins offering sale of stock, the primary means of publicizing and educating will be its web site, http://www.Bighard.com being the location and direction to the company; in addition each of the companies SEC filed offerings are by virtue of its name being an Internet address advertising in and of itself to those who digest new stock offerings from the SEC. These are the first aspects of the company's promotion and --------------- public relations efforts. Bighard.com will benefit from the publicity generated by these offerings at no cost to Bighard.com . Bighard.com intends to assemble and maintain an extensive database of investors that have visited
Bighard.com's  web  site,  and  registered to receive information regarding
Bighard.com offerings. Investors will be contacted by e-mail of an Bighard.com offering. This is a very cost efficient means of reaching a targeted and pre-qualified market of investors.

The Company's Board of Directors consists of one individual with extensive research experience into the industries proposed that the company will compete in. Management believes that the reputation and expertise possessed by the Company's understanding of what consultants to use when the need arises through research should assist the Company with its analysis's and marketing efforts.

                                LEGAL PROCEEDINGS

     The Company is not currently involved in any litigation or arbitration.
The Company anticipates that it will be subject to litigation and arbitration in the ordinary course of business. However the company has endeavored to reduce its liabilities through diligent study of the process's of preemptive disclaimers to deflect misrepresentation, and general study of product liability, long term performance of materials, and anticipation of other matters of day to day corporate activities.

Through a Disciplined Underwriting Approach Bighard.com, Inc. will rely primarily on sale of stock directly over the internet using a secure transaction service in addition to postal mailing of forms and monies on its Internet web pages of which it has as its name address http://www.bighard.com . This web site will act as the foundation location where prior to the formation of a commission sales force in order to facilitate immediate access to purchase stock; the use of the Internet to sell stock directly is a method which does "not" allow the company stock the advantages of a market, such as the various stock exchanges give to stock sales. However with the changing climate in the trading of stock over the Internet being an up and coming method it is anticipated that the companies direct method of sale of stock to investors directly will become acceptable to many investors; it is further anticipated that as the company shares become popular with investors brokerage firms may seek out the company to purchase stock directly as well. One
Sales Vice President to be paid by commission in charge of selling stock to the public in house also known as "institutional sales"; which will have a commission only sales force of 30 people as may be permitted by state and federal law. All persons acting as sales persons will be required to take a content and understanding "test" about most company activities as well as a technical information "test" about the products thereby allowing them to be given titles of " Assistant Vice Presidents in charge of corporate stock sales. This will allow them to undertake such roles as is stipulated under SEC regulation not requiring SEC accredited licenses to sell stock to the public. In addition the company will make a constant effort to secure the services of a brokerage firm to augment the sale of stock to the public.

     The traditional process by which businesses raise capital in the public markets is inefficient and manipulated. Shares in companies at their inception and even before are given to favored clients, usually large institutions, at prices substantially below the price the investing public is willing to pay. This closed system repeatedly rewards the favored clients, is unfair to the investing public, and diverts from the companies stock to the favored clients the substantial difference between the price the investing public is willing to pay and the discounted price the favored clients purchase the shares for.

The true cost of the underwriting is the profit received by the favored clients, plus the marketing, legal expenses, and underwriters' fees. In many recent instances, this cost is more than the amount of money raised by the IPO company in the public offering. Bighard.com intends to eliminate the financial intermediaries, and take this IPO opportunity directly to the investing public. The market of investors will be able to evaluate the merits of this IPO candidate, and understand the reasoning behind the value of its shares. This is the same analysis that every investor performs when purchasing shares of a company in the open market. The success of an offering will be partially dependent upon the IPO's ability to ga resources it elects to devote to an IPO publicity campaign.

     Bighard.com has provided this filing as a complete analysis of its business for the investor determine its suitability as an offering suitable for their investment.

                HIDDEN  COST  OF  A  TRADITIONAL  IPO

     The traditional process by which businesses raise capital in the public markets is inefficient and manipulated. Shares in IPO's are given to favored clients, usually large institutions, at prices substantially below the price the investing public is willing to pay. This is not only unfair to the investing public, but the substantial difference between the price that shares are sold to the favored clients for and the price that the investing public pays once the shares start trading goes into the pockets of the favored clients, rather than to the IPO company. The true cost of the underwriting is the profit received by the favored clients, plus the marketing, legal expenses, and underwriters' fees. A recent "Wall Street Journal" article regarding the IPO of VA Linux stated, "While the IPO netted a mere
$132 million for the company, $1.2 billion fell into the pockets of somebody somehow selected by the underwriters. Bighard.com intends to eliminate the financial intermediaries, and take this IPO opportunity directly to the investing public. The market of investors will evaluate the merits of this IPO candidate, and understand the value attached to the IPO candidate's shares, the same way every investor does when purchasing shares of a company in the open market. The success of an offering will be partially dependent upon the IPO candidate's ability to gain widespread exposure through its contacts in its industry and the resources it elects to devote to a publicity campaign.

                      OBSTACLES  TO  GOING  PUBLIC

     A major determinant in which companies go public, and how successful their offerings are, is the investment bank. The investment bank's perception of a company's business, and the ability of the investment bank to sell the shares to institutional investors at prices that will allow them to "flip" their shares immediately in the aftermarket determines the level of the investment bank's interest. Their decision to take a company public is not necessarily dependent upon the merit of a company's business, or the level of retail investor interest. Bighard.com provides a democratic and merit-based method allowing its company to raise capital through this IPO. The demand for shares in the public market of investors will ultimately determine the price that a company is able to sell shares as an exchange market develops.

                        THE  BIGHARD.COM SOLUTION

     Bighard.com will remove almost all barriers for a company going public through this IPO. The Internet and the age of information facilitate the dissemination of information on a broad, open, and democratic basis, at a low cost. The public makes investment decisions based on information.
In the past investment banks, large financial institutions, and analysts have attempted to keep information tightly controlled. These entities insist that companies have private investment conferences, conveying information to them before the general public has access. Now, this information is readily, and inexpensively, available to everyone with access to the Internet.
Traditional investment banks will be slow to seize the opportunity presented by the Internet because they are run by high-priced investment bankers, who are no longer necessary, and they will be unable to continue offering information to large institutional clients on a selective basis.

     Bighard.com's web site www.BIGHARD.com, will provide the investing public the forum to purchase shares in an exciting company creating a rare public investment opportunity. All investors will have equal access to the offerings as the company complies with blue sky regulations, in virtually unlimited quantities. In most traditional IPO's, those investors fortunate enough to receive shares, will only be allocated
50 or 100 shares in an IPO. In the Bighard.com offering, an investor is able to purchase almost any quantity of shares desired. The largest financial institutions will need to submit offers to purchase shares in exactly the same manner as the smallest investor.

     Most important, the large  discount  to  the  price that the public market is willing to pay will no longer  go  into  the  pockets of the favored clients of the investment bankers. Bighard.com's web  page will create a marketplace to raise capital through the sale of registered securities  to  accredited  investors.

     The services offered by the Company are more specifically described within other areas of this prospectus: (See Risk Factors)

DISSOLUTION

The company will "not" be dissolved should it fail to sell all of the stock offered in this filing. Sould the comapny fail to sell all the stock offered in this filing it will continue to operate as best it can, and try to secure whatever contracts to fabricate product for profit, and to do also any activity of commerce allowed to it under its corporate entity status.

PLAN  OF  DISTRIBUTION


All sales of stock will be done directly and only by Officers and Directors of the company having full knowledge of all of the companies operations and organization.

The shares of stock the company is offering will be sold directly by the Company from its Internet web site www.Bighard.com in what is called a DPO ( Direct Public Offering ). For the forseeable future the sale of the company stock will take place on the company website. Potential purchasers of stock will find the website as a result of the company website being visable within the various internet search engines directories and index's relating to sale of stock to the public and or about the companies products.

Upon the review of the prospectus to be shown in full on the Bighard.com website an investor who wishes to buy its shares of stock would then be required to check a "check box" to certify that they had fully read and fully understood the entire filing and information about the company that will be there for them to read. Upon certifying such an agreement a responce from the website will occur allowing the potential purchaser to contact the company through its website and or telephone to receive a sale agreement to make the purchase. Sale to prospective purchasers will be qualified as to their residence and applicability under the Blue Sky Regulations of the individual states which may apply. No sale of stock to states, countries, or other jurisdictions other than those which have granted permission officially to do so will be made according to Blue Sky Registration requirements. A clear statement will be prominently displayed stating that the sale of stock can only be made to specific states, and then name those states, countries, jurisdictions. At the time of this filing no shares have been given, sold or otherwise transferred execept for those shares which the executive officer owns. All sale of stock will be qualified for sale to prospective investors based in whole or part of the specification of this prospectus and its particulars. No finders will be involved with the offering.

Officers and Directors of the company



                  SUBSCRIPTION QUALIFYING OF INVESTORS

 The company Bighard.com, Inc. will act as its own  "in house transfer agent"

 No broker or dealer has been retained or is under any obligation to pur
Shares will be held by the company Bighard.com, Inc. in its corporate account "Fleet Bank", 1209 St. Johnland Road, Kings Park, N.Y., zip- 11754, until the mutual acceptance of offers is confirmed. Funds accompanying offers not lawfully valid and or accepted by the Company will be refunded by check or wire transfer, pursuant to the directions provided in the offer.

    The Company reserves the right to reject  offers that it deems manipulative, disruptive or necessary or beneficial to facilitate the orderly completion of the offering, and reserves the right, in exceptional  circumstances,  to  alter all aspects of price as it deems necessary,  to  effect  a fair and orderly distribution of shares form offers of large block purchases.  For example, large  orders may have their price to recipient reduced to insure a public distribution and the ability of the  Company  to  satisfy  stock  exchange  listing  requirements.

     Prior to the offering, there has been no public market for the Company's common stock. The initial offering price for the common stock will be determined by established criteria of the value of the companies assets, although these factors were not considered in establishing the initial public offering price range due to the fact that the company has no assets other than its U.S. Patent.

     The  expenses  of  the  Offering include the Securities Exchange
Commission registration fee, Internet listing fee, printing expenses, legal fees and expenses, accounting fees and expenses, travel expenses, Blue
Sky fees and expenses, transfer agent and registrar fees, and other miscellaneous fees. The Company estimates these fees and expenses will be an aggregate of approximately $50,000, which will be paid entirely by the Company.

     The  Company  intends  to  contact prospective investors by publicizing the offering  through  its web site at www.BIGHARD.com, newspapers, magazines,  and  media coverage as it is financially able.  All such advertisements in publications will invite persons interested in the  offering to obtain a copy of the prospectus by contacting the Company.  In addition, the Company may contact additional potential investors by direct mail solicitation in states it is authorized to do so according to Blue Sky Registration
Regulations.

    The Company reserves the right to reject any subscription in its entirety or to allocate shares among prospective investors. If any subscription is rejected, funds received by the Company for such subscription will be returned to the subscriber without interest or deduction.

     Within five days of its receipt of a subscription agreement accompanied by a check for the purchase price, the Company will send by first class mail a written confirmation to notify the subscriber of the extent, if any, to which such subscription has been accepted by the Company. Not more than thirty days following  the  mailing of its written confirmation, a subscriber's Common
Stock certificate will be mailed by first class mail. The company shall not use the proceeds paid by any investor until the common stock certificate evidencing such investment has been mailed.

     Although the Company's long-term plan for providing liquidity to its shareholders is to develop a public market for its common stock by soliciting securities brokers to become market-makers of the shares, to date the Company has not solicited any such securities brokers. See
"Limitations on Transfer of Shares."

UNAUDITED PRO FORMA
CONSOLIDATED BALANCE SHEET

(2) Before deducting certain advisory fees and other Offering expenses payable by Bighard.com, Inc. estimated to be $800,000. . See "Use of Proceeds."
(4) Assuming completion of all the Direct Sales, the total Proceeds to Bighard.com, Inc. will be $800,000. minus the in house web site sales commission which will equal a total influx of capital to the company is $800,000. .(See Risk Factors)

                        MARKETING  STRATEGY

Once  registration  or qualification of an offering is obtained, a business may  sell shares of its securities, provided that a prospectus offering circular in  a  form  approved  by  the Commission is provided prior to or at the time of sale.  In  October  1995, the Commission issued guidelines permitting electronic distribution  of  prospectuses  and  sales  material  through the
Internet.  The trading  of  securities  is  also  subject  to  substantial  regulation by  the Commission.  The  Commission  has  issued a no-action letter concerning Internet securities  trading  through  electronic  bulletin  boards in June of 1996, and another  allowing  certain  private  placements  via the  Internet.  The  first Internet  public  offering  appeared  in 1996.
Subsequently, a no-action letterexpanded  the  scope  of  Internet offerings  and  after-market  trading.

     The sale of securities is also subject to extensive regulation by the states. These laws, commonly referred to as "Blue Sky" laws, generally require that offers or sales conducted in those states must be first registered or qualified with the state securities regulatory agency. As is the case with the Securities Exchange Commission, many state regulatory agencies have implemented new rules designed to facilitate equity offerings. Compliance with the various Blue Sky laws can be time consuming, however. The company has already done a partial investigation of Blue Sky registration in 46 of the 50 states, and has obtained the feedback from some 18 of the 50 states; it is forseen that the company will have no difficulty complying with those states in which it opts to register its securities.

Bighard.com's ability to comply with all applicable laws and rules is dependent in large part upon the establishment and maintenance of a compliance system reasonably designed to ensure such compliance, and Bighard.com's ability to attract and retain qualified compliance personnel. The principal purpose of regulation and discipline of broker/dealers is the protection of customers and securities markets, rather than protection of creditors and stockholders of broker/dealers.
Bighard.com could, in the future, be subjected to disciplinary or other actions due to a claimed noncompliance, which could have a material adverse effect on the Company's business, financial condition, and operating results.

The Company may be required to comply with record keeping, data processing, and other regulatory requirements as a result of proposed federal legislation or otherwise, and the Company may be subject to additional regulation as the market for online commerce evolves.
Because of the growth in electronic commerce, and federal or state authorities could enact laws, rules, or regulations affecting the Company's business or operations. The Company also may be subject to federal, state, and foreign transmitter laws and state and foreign sales and use tax laws. If enacted or deemed applicable to the Company, such laws, rules or regulations could be imposed on the Company's activities or its business, thereby rendering the Company's business or operation more costly or burdensome, less efficient or even impossible, any of which could have a material adverse effect on the Company's business, financial condition, and operating results

                                            EMPLOYEES

The  Company  employs  one  person full  time.  The  Company  is currently seeking,  and intends to hire, additional employees.  The Company's success its existing  executive  officers  and  to  attract,  train,  and  retain  qualified additional personnel.  None of the Company's employees are subject to collective bargaining  agreements  or  are  represented by a union.  The
Company intends to have  signed  employment  and  nondisclosure agreement  with  each  employee.

                                           FACILITIES

The Company has as its office the website www.bighard.com. The current annual rental expense is $0 per month being paid for personally by direct donation by the executive officer. Additional space will as illustrated by ("USE OF PROCEEDS ") will be required as our business expands and will be available on acceptable terms.

                                 LEGAL  PROCEEDINGS

     The  Company  is  not  currently  a  party  to  any  legal  proceedings.

To date, the Company's operations have been concentrating on developing its web site, www.BIGHARD.com.

 The Company may enter into strategic business alliances and gain access to specialized services by issuing stock rather than expending operating capital, though no such actions are currently planned. Mergers and acquisitions such as these could internalize certain external costs associated with the Company's services, though there is no guarantee that such savings would occur.

     The Company believes that the cash proceeds from this offering will be sufficient to meet its initial operational cash requirement for the next six
( 6 ) months,  it will be necessary to raise additional funds within the next six
( 6 ) months, if the amount actually received by the Company from this offering is significantly less than the estimated proceeds from the Offering , management believes that it can continue operations for the foreseeable future, in addition it may be able to expand its business as projected if contracts to fabricate product are secured. If this Offering does not become completed in relation to selling all shares offered, the Company will seek other means of raising capital to continue operations of the Company.
The Company does not expect to seek loan financing of any kind for the foreseeable future.

            COMPENSATION  OF  DIRECTORS  AND  OFFICERS

     The Company paid no salaries to its officers or directors during 2000.
The Company here establishes the salaries of its employees and officers and executive officers will parallel those estimates within the ("USE OF PROCEEDS ") . The executive officer will review and evaluate the compensation and benefits of all of the Company's officers and employees, review general policy matters relating to compensation and employee benefits and make recommendations concerning these matters to the board of directors when formed.

                  LIMITATION  OF  DIRECTORS'  LIABILITY

     The By-laws of the Company provide that a director of the Company will not be personally liable for monetary damages to the Company or its stockholders for breaches of its fiduciary duty as a director, unless the director acted in bad faith, knowingly or intentionally violated the law, personally gained a financial profit or other advantage to which the director was not entitled, or violated federal securities law.

                                     TRANSFER  AGENT
     Subsequent to the offering the Company intends to complete transfers of stock from and to the company in house using accepted accounting methods, until such time should it arise that it becomes cost effective to hire an outside transfer agent company.

              INDEMNIFICATION OF OFFICERS AND DIRECTORS.

Under Wyoming Business Corporation Law ("WYBCL"), any laws that apply to a corporation that may indemnify any person made, or threatened to be made, a party to any action or proceeding, except for shareholder derivative suits, by reason of the fact that he or she was a director or officer of the corporation, provided such director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in criminal proceedings, in addition, had no reasonable cause to believe his or her conduct was unlawful will be adopted as necessary.
In the case of shareholder derivative suits, the corporation may indemnify any person by reason of the fact that he or she was a director or officer of the corporation if he or she acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the corporation, except that no indemnification may be made in respect of (i) a threatened action, or a pending action which is settled or otherwise disposed of; or (ii) any claim, issue or matter as to which such person has been adjudged to be liable to the corporation, unless and only to the extent that the court on which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for that portion of the settlement amount and expenses as the court deems proper.

The indemnification described above potentially under the WYBCL is not exclusive of other indemnification rights to which a director or officer may be entitled, whether contained in the certificate of incorporation of by-laws, or when authorized by (i) such certificate of incorporation or by-laws; (ii) a resolution of shareholders; (iii) a resolution of directors; or (iv) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

The corporate Certificate of incorporation the Company possesses may eliminate the personal liability of all of the Company's directors to the fullest extend allowed as provided by the WYBCL. The corporate
Certificate of Incorporation of the Company provides that the Company shall indemnify any director or officer of the Company made, or threatened to be made, a party to an action or proceeding if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other enterprise, not opposed to, the best interests of the Company and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful as is made possible under the law. No indemnification shall be made for an action or proceeding by or in the right of the Company to procure a judgment in its favor in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim issue or matter as to which such director or officer shall have been adjudged to be liable to the Company, unless and only to the extent a court determines the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper. In addition, the Certificate of Incorporation of the Company provides that a director's liability to the Company for breach of duty to the Company or its stockholders shall be limited to the fullest extent permitted by Wyoming law.

BUSINESS

The  amounts  actually  expended  for  such  working  capital  purposes the amount of future  revenues  and  the  other  factors  described  under
"Risk  Factors." Accordingly,  the  timing  and  exact amounts of operating expenditures have not been  determined  at this time.  Pending use of these funds, the Company intends to  invest any excess proceeds  in  short  term, investment  grade, interest-bearing investments.  The  Company anticipates that proceeds from the offering should be sufficient  to  allow  the
Company  to  continue  operating for the foreseeable future. The  anticipated offering expenses will consist of legal and accounting expenses,  registration and  "Blue Sky" fees, printing costs, document delivery costs,  order fulfillment, transfer agent fees, and similar costs.  The Company also  plans to  use  offering  expenses  to purchase a directors' and officers liability policy for the Company's officers and directors providing coverage in an
 amount  not  less  than  $10  million.   The  availability  and cost of such
coverage  is  unknown.

                          Maintain Low Cost Structure.

Management believes that through controls on overhead expenses and the current lack of corporate and state level tax in the state chosen where it incorporated the Company will have a low cost structure. The Company expects that its cost structure will help enable it to offer its products at attractive prices and to compete effectively in the manufacturing and construction industries. (See Risk Factors)

MANAGEMENT

                MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

                        DISCUSSION RELATED TO REGULATIONS  S-K
                                        SUBPART 229.303

1.) The company having incorporated on March 20, 2000 has not been in existence for a full fiscal year and subsequent details as to its operations and other information requested under Regulations S-K subpart 229.303 are as a result unavailable or minimal. The specifics as relate to this regulations request of address of certain conditions are answered below.
( i ) Liquidity: The current conditions believed to affect the liquidity of the registrant are that there first and foremost is a great need to reduce shipping costs and strain on renewable building material resources, and wherein this inventions spinoff products do much to address a way to materially reduce the size of the product during shipping. The stress on the environment in providing renewable resources such as tree timber, silica cement, and steel girder framework is great, and the proposed advantage of a foam wall invention being able to stretch the usage of cement, replace steel and wood will reduce the need for these materials thereby and subsequently reducing the stress on the ecosystem when utilizing algae and seaweed based foaming material. Because of the great concern by national leaders as to the damage to the ecology and the percieved reduction of stress on the ecology by using this product it can be extrapolated that it will be found to be advantageous by the public and industry. The fact of its potentially being found to be advantageous by the public and industry should under the current trend of the gradual scarcity of renewable and non-renewable building resources sale of this product by this company is expected to be possible. Therefore the liquidity of the company is likely to increase based on current trends related to concerns about thye ecology.

2.) Capital Resources
( i ) Capital Resources: The capital expenditures needed by the company are for funding to begin operations. There has been no business activity due to it being a new company without operating history.  The current commitment is to raise capital through this public offering; the proceeds raised from this offering will be used to carry out the activities as outlined within this prospectus.

( ii ) The trend most likely to affect the companies business is the cost of plant matter originating from the seas and oceans. The current trend is that there are substantial amounts of this plant matter being disposed of as a waste product. Where a considerable amount of money is being spent to rid harbours and waterways of various algae and seaweed as a nusiance to ship traffic, such conditions are advantageous to the company where the cost of this raw material is low due to there being a lack of use of it in a product such as a building material. Currently such raw material finds its way into agriculture as feed for livestock at a few dollars per ton. As a building material its value within the finished product its value increases substantially.
There is therefore an expectation that the supply will not decrease but rather increase and contribute to the liquidity of the company directly as a result of its low cost longterm.

3.) Results of Operations:

( i ) The company is new and without operating history and therefore cannot illustrate any events, transactions, economic changes, or circumstances which have affected its operations, income, revenues, or expenses to date.
( ii ) Should there be a dramatic increase in the cost of seaweed and or algae it would influence the bottom line profit margin of the company from the sale of its products. This situation is from all indications not likely to occur and there is no criteria to extrapolate conditions under which such a condition might occur; for example great changes would have to occur in the earths climate to affect the growth of sea plant life and is not likely to occur. In any event artificial farms to grow seaweed and algae are inexpensive to fabricate, operate, and maintain.
( iii ) The short time which the corporation has been in existence precludes discussion as to net sales or revenues being affected by price increases of product, amount of goods or services being sold, or introduction of new products or services.
( iv ) The corporations has not seen a full year of existence which precludes discussion as to the effect of inflation, changing prices of the registrants net sales and revenues, or on income from continuing operations.
No business resulting in the sale and profit of any product or service has as yet taken place to date.

   The Company has since the commencement of its operations in March
2000 been developing the market. The Company's objective is to capitalize on what it believes to be an opportunity to provide innovative and cost-effective forms of products. The Company will seek to achieve this objective through the implementation of its business strategy, the principal components of which are:

- Participate in the Development of a manufacturing Market in the United States

- Penetrate the International manufacturing and building Market

Traditionally, manufactured goods have been made of concrete, steel, glass and wood. The Company will initially focus its efforts on developing opportunities in the United States. The Company is not currently licensed to manufacture, distribute or sell its proposed product line; management will monitor the need to obtain licenses in such markets in order to comply with applicable law or to be able to engage in manufacturing and contracting related activities.

CURRENT BUSINESS OF THE COMPANY

The current and only activity of the business at the time of this filing is simply to prepare this filing for the purpose of raising capital through a public offering. The initial activity of obtaining a patent for the company and providing a public presence by having a company website have been accomplished; therefore there is no further action possible except to wait until the registration here has been filed and deemed effective by the SEC that the website has drawn inquiry from potential customers as to the potential to use foam wall technology in their projects.


                    LIQUIDITY AND CAPITAL RESOURCES

Bighard.com, Inc. will rely primarily on sale of stock by the company itself on its Internet web pages prior to the formation of commission sales force as mentioned in more detail within this offering. The Board of directors of Bighard.com, Inc. intends to weigh the financial condition of the company and decide if it may pay out of current and retained earnings a quarterly cash dividend of an unspecified and discretionary dollar amount $. per Common
Share following the end of the first full fiscal quarter following the consummation of the Offering. It will be Bighard.com, Inc.'s policy to retain all earnings in excess of such quarterly dividends to support the growth of its business. If Bighard.com, Inc.'s current and retained earnings do not support the payment of such quarterly dividends, future dividends may be reduced or eliminated. If Bighard.com, Inc. makes a payment to shareholders in excess of its current and retained earnings, such payment would be treated as a return of capital to holders of the Common Shares.
The declaration and payment of dividends by Bighard.com, Inc. will be at the discretion of its Board of Directors and will depend upon Bighard.com, Inc.'s results of operations and cash flows, the financial position and capital requirements of the Operating Company, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends and other factors the Board of Directors of Bighard.com, Inc. deems relevant. Bighard.com, Inc.'s ability to pay dividends depends on the ability of the Operating
Company to pay dividends to Bighard.com, Inc.. While Bighard.com, Inc.
is not itself subject to any significant legal prohibitions on the payment of dividends on its Common Shares, the Operating Company is subject to Wyoming regulatory constraints which affect its ability to pay dividends to Bighard.com, Inc.. Accordingly, there is no assurance that dividends on the Common Shares will be declared or paid in the future.
See "Dividend Policy" and "Business -- Regulation -- Wyoming."

The principal sources of funds for the Operating Company's operations are initially expected to be substantially all of the net proceeds of the Offering and the Direct Sales (after deducting underwriting discounts and commissions, certain advisory fees and other expenses where they apply. The balance of the net proceeds will be invested in accordance with the Investment Guidelines.
The Company believes that the net proceeds of the Offering and the Direct
Sales will be sufficient to fund its planned growth and operating activities for the next several years. (See Risk Factors)

PRINCIPAL STOCKHOLDERS

Presently all stock in the company is held by the executive oficer
Mr. John Mecca. His anticipation is to retain some 60% of all stock issued in order to maintain speedy growth without opposition. It is prudent to be aware of the fact that Mr. Mecca is open to statistically sound input contrary to his personal choices for operations decisions, the revaluation of decisions to be based on then opposing renewed study.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY
ENGAGE IN TRANSACTIONS  THAT STABILIZE, MAINTAIN OR
OTHERWISE AFFECT THE PRICE OF THE COMMON SHARES,
INCLUDING PURCHASES OF THE COMMON SHARES TO STABILIZE
THEIR MARKET PRICE,  PURCHASES OF THE COMMON SHARES
TO COVER SOME OR  ALL OF A SHORT POSITION IN THE COMMON
SHARES MAINTAINED BY THE UNDERWRITERS AND THE
IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE
ACTIVITIES, (See Risk Factors)

BOOK VALUE FORMULA

The Corporation's "book value" shall mean the difference between the Corporation's total assets and total liabilities, as determined from the books of account at the close of business on the last day of the calendar month preceding the date of the event causing purchase and sale under this Agreement.

The audited financial statements of the corporation will be used as the basis for the purchase price after a period of three years from the date of incorporation being March 20, 2003, at that time there will be adjustments for the appraised value of tangible assets, discounts of inventory or receivable, and or a predetermined value for "goodwill. This " Earnings formula"
for those year's earnings , or an average of the next three recent years, will be multiplied by a predetermined "capitalization factor " (or price/earnings ratio)
to determine a value for the corporation, or at any such time as financial, legal or other issues require, demand or are advantageous for such evaluation and action.

 DIRECT SALES

For the immediate future prior to securing the services of a brokerage firm to sell the company stock in a public market the company will sell its own stock on the Internet in conjunction with the utilization of an in house commission sales force.

The commission to be offered to such in house company executive sales persons will be (3% of the total) to the executive sales vice president and to his subordinate assistant sales vice presidents. (See Risk Factors)

UNDERWRITING DISCOUNTS
PRICE TO PUBLIC

The company will begin operations by selling stock through the company itself. In addition the company will create a commission sales force within the company to sell stock.  Bighard.com will apprise brokerage firms as to the availability of Bighard.com's interest in selling them blocks of stock at traditional prices which these brokerage firms pay to make their own profit margin in those sales. Furthermore the company will inquire of other companies licensed to sell stock to undertake the sale of Bighard.com stock. (See Risk Factors)

CERTAIN TAX CONSIDERATIONS

Management believes that through controls on overhead expenses and the current lack of corporate and state level tax in the state where it incorporated the Company will have a low cost structure. The Company expects that its cost structure will help enable it to offer its products at attractive prices and to compete effectively in the manufacturing and construction industries.
Other circumstances of obligatory payment in relation to product sales, construction, contracts in other countries and with governments, and in addition the company also may be subject to federal, state, and foreign transmitter laws and state and foreign sales and use tax laws. of tax can be seen under (See Risk Factors)

LEGAL MATTERS

                   LIMITATION  OF  DIRECTORS'  LIABILITY

     The By-laws of the Company provide that a director of the Company will not be personally liable for monetary damages to the Company or its stockholders for breaches of its fiduciary duty as a director, unless the director acted in bad faith, knowingly or intentionally violated the law, personally gained a financial profit or other advantage to which the director was not entitled, or violated federal securities law. (See Risk Factors)

EXPERTS

The only expert herein specified as qualified for such consideration is the executive officer; who has conceived of and otherwise solely executed all information contained. Mr. John Mecca has been actively engaged in a sole proprietorship, his business as a contractor spans some 23 years.  His duties were to obtain work through advertising and or reference, upon obtaining leads he would then research and bid the job.  Upon obtaining such work he then obtained appropriate subcontractors when necessary.  Carrying out to and having a spotless record with the county of which is the principal location of his activities; no lawsuits have ever been filed against his company called Castle remodeling.  The bulk of the companies activities are in residential renovation. Mr. Mecca has three years experience in ultra-high vacuum and materials applications; his duties included fabrication of valves,
Hi-Vac work chambers, mechanical and electron ultra-high vacuum pumping mechanisms, and extensive machinist experience with all types of lathes, grinders, milling machines. Materials research and comparison studies.
His general experiences of having a sole proprietorship have groomed him to have overall skills in management of all phases of a project from inception, collaboration, fabrication, testing, marketing, and soliciting. These broad skills will enable the corporation to speedily take substantial market share where applicable. In addition Mr. Mecca is eager to groom several able employees in take charge oversight positions to reduce his being invaluable to the operations of the company in the event of necessity. Planning ahead and networking with industry, and where necessary government leaders will be top priority in promotion of the company. In addition to the above skills outlined Mr. Mecca has a through understanding of the value of maintaining a balance between the creation of a tangible product line public promotion, against the sale of stock not necessarily linked to actual sales. Mr. Mecca has no pending lawsuits against him or against any person or entity. Mr.
Mecca has never filed for business bankruptcy. (See Risk Factors)
   ------------------------------------------------------
LIMITATIONS ON TRANSFER OF SHARES

(BEGINNING OF THE BELOW STOCK PURCHASE AGREEMENT
AND SIGNATURE PAGE)

STOCK PURCHASE AGREEMENT AND SIGNATURE PAGE
          (All investors must sign this Stock Purchase Agreement)
             Print this document or click here to download a copy

Stock Restriction Agreement

    THIS STOCK RESTRICTION AGREEMENT is made by and among _______________________________________________, a Wyoming
corporation (hereinafter referred to as the "Bighard.com, Inc. Corporation") and
    _______________________________________  (hereinafter collectively referred to as the "Shareholders"), with respect to all of the issued and outstanding shares of stock of the Corporation presently or hereafter owned by each of the Shareholders (hereinafter referred to as "Shares"). The
Corporation and the Shareholders are sometimes hereinafter collectively referred to as the "Parties."

EVENTS REQUIRING SALES OR OFFERS. This agreement provides for sales or redemption's of stock in any or all of the following cases:

Voluntary offers to sell to a third party. (The rights of the corporation or shareholders are to purchase stock before it can be sold to another person is sometimes called a "right of first refusal.")

     Bankruptcy, insolvency, or involuntary attachments. (The rights of the corporation or shareholders are to purchase stock before it can be sold to another person is sometimes called a "right of first refusal.") So that stock does not wind up in the hands of creditors or trustees for creditors.

     Death of the shareholder. (The rights of the corporation or shareholders are to purchase stock before it can be sold to another person is sometimes called a "right of first refusal.")

     Disability of the shareholder, making him or her unable to work for the corporation. (The rights of the corporation or shareholders are to purchase stock before it can be sold to another person is sometimes called a "right of first refusal.")

   Termination of employment with the corporation (other than by death or disability). (The rights of the corporation or shareholders are to purchase stock before it can be sold to another person is sometimes called a "right of first refusal.")

 The corporation has the first option to purchase in whole or part stock in the event of an insolvency or third party offer, but does not give a shareholder the right to require the redemption of stock in the event of death or disability.
(The rights of the corporation or shareholders are to purchase stock before it can be sold to another person is sometimes called a "right of first refusal.")

 The corporation or other shareholders have a right of first refusal, the option price is usually the price offered by the third party.

Permissible Transfer. Anything to the contrary in this Agreement notwithstanding, a Shareholder may freely transfer without the receipt of monetary consideration all or any portion of his Shares to his spouse, children, grandchildren, or parents, or custodians or trustees for the benefit of such relatives, without such transfer being subject to the restrictions against transfer contained herein; provided that such transferee executes this Agreement and holds such Shares subject to all of the terms and conditions contained herein, and no further transfer of such Shares can be made unless such transfer complies with all of the terms and conditions of this Agreement. All Shares transferred pursuant to this paragraphs shall be treated thereafter as the Shares of the transferring Shareholder for purposes of this Agreement in the event of such Shareholder's death, permanent disability or voluntary withdrawal.

Purchasers of stock who qualify under State and Federal regulations as to their residence who elect to purchase shares of the Company's common stock must complete, sign and mail this Subscription Agreement, along with a check or money order for the full purchase price, to: Bighard.com, Inc.,
Attention: Stock Purchase, P.O. Box 364, Kings Park, NY 11754;
Phone: 1-631-360-1557. Alternatively, investors may wire their subscription payment as follows: (1) Fax the completed, executed subscription agreement to fax #: 1-631-360-1557 enter mail box # 2 at the tone press send, and (2)
In your cover note, request wiring instructions and include your phone number and/or email address so that we can contact you with wiring instructions.

Enclosed is payment for ______________________shares, at $20.00 per share,

totaling $______________________

                             PURCHASER DATA: (Must be completed in full)

Full Name(s) of Subscriber:_________________________________________

Number of shares ________________________________________________

                             ________________________________________________
                                          First            Middle Initial                   Last

For the person(s) who will be registered shareowner(s):

Residence Address: ___________________________________________
                                      ________________________________________
Telephone Number: Business: (______)______________________

Home: (______)____________________

Social Security or Taxpayer ID Number:__________________________

__________________________________________________________
 (Please attach any special mailing instructions other than shown above)


 SIGNATURE MUST BE IDENTICAL TO
THE NAME OF REGISTERED OWNER

_________________________________________
         Print Name of Purchaser

_________________________________________ Signature  Date
                                                 ___________________________________________
        Print Name of Purchaser (if more than one)

                                 _________________________________________ Signature Date


The Name you wish to appear
 on the Stock Certificate:______________________________________

                                      SIGNIFICANT DISCLOSURE

TO, THE TERMS AND CONDITIONS OF THE QUALIFICATION
APPROVED BY THE SECURITIES COMMISSIONS OF THE STATES IN
WHICH THE SHARES ARE BEING OFFERED.

Subscription accepted by Bighard.com, Inc.:

Corporate Officer ____________________________________________________

Date____________________

                      NO SHARE PURCHASE AGREEMENT IS EFFECTIVE UNTIL
ACCEPTANCE
     (You will be mailed a signed copy of this agreement to retain for your records.)

WITNESS my hand and official seal:

_______________________________
Notary Public

{END OF THE ABOVE STOCK PURCHASE
AGREEMENT AND SIGNATURE PAGE}

------------------------------------------------------

ADDITIONAL INFORMATION

ARTICLES OF CORRECTION TO ARTICLES OF INCORPORATION

                                              FOR

                                 BIGHARD.COM INCORPORATED

The undersigned, as incorporator of Bighard.com Incorporated, a Wyoming corporation, does hereby request that the Articles of Incorporation be corrected and restated as follows:

                                  ARTICLES OF INCORPORATION

                                               OF

                                 BIGHARD.COM INCORPORATED

The undersigned, acting as incorporator of a corporation under the Wyoming
Business Corporation Act, W.S. 17-16-101 et seq., adopts the following
Articles of Incorporation for such corporation:

FIRST: The name of the corporation is BIGHARD.COM
INCORPORATED

SECOND: The aggregate number of shares which the corporation now shall have the authority to issue is an unlimited number of shares with no par value.

          (1) Dividends. The holders of Common Shares shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

          (2) Voting Rights. Each Common Share shall entitle the holder thereof to vote on each matter submitted to a vote of shareholders of the Corporation as the Board of Directors may determine to allow in its sole discretion.

THIRD: The address of the initial registered office of the corporation is 1912 Capitol Ave., Cheyenne, WY 82001, and the name of its initial registered agent at such address is Registered Agency Services, Inc. The written consent to appointment, manually signed by the registered agent, accompanies these Articles of Incorporation.

FOURTH: Registered Agency Services, Inc., whose address is American
National Bank Building, 1912 Capitol Ave., Cheyenne, WY 82001, is the incorporator.

FIFTH: Limitation of Directors' and Officers' Liability. Subject to Wyoming law, the directors and officers of the company will not be personally liable for monetary damages to the Company or its stockholders for breaches of its fiduciary duty as a director or officer, unless the director or officer acted in bad faith, knowingly or intentionally violated the law, personally gained a financial profit or other advantage to which the director or officer was not entitled, or violated federal securities law.

FURTHERMORE AND SUPERCEDED BY THE ABOVE:

No director of BIGHARD.COM INCORPORATED shall be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this provision shall not eliminate or limit the liability of a director for (1) any breach of the director's duty of loyalty, as defined by the Wyoming Business
Corporation Act, to the corporation or its shareholders; (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law; (3) for unlawful distributions made in violation of Wyo. Stat. 17-16-640 and liability incurred therefor as set forth in Wyo. Stat. 17-16-833; or (4) for any transaction from which the director derived an improper personal benefit.

SIXTH: Indemnification. Subject to Wyoming law, and subject to the provisions of the foregoing Article, the Corporation agrees to indemnify and hold harmless its officers and directors from any and all manner, nature and extent of loss, damage or harm.

FURTHERMORE AND SUPERCEDED BY THE ABOVE:

(1) The corporation shall indemnify any individual made a party to a proceeding because he is or was a director, officer, incorporator, employee or agent of the corporation against liability incurred in the proceeding if:

                    (a) He conducted himself in good faith; and

                    (b) He reasonably believed that his conduct was in or at least not opposed to the corporation's best interest; and

                    (c) In the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

(2) Indemnification shall also be provided for an individual's conduct with respect to an employee benefit plan if the individual reasonably believed his conduct to be in the interests of the participants in and beneficiaries of the plan.

(3) The corporation shall pay for or reimburse the reasonable expenses incurred by a director, officer, incorporator, employee or agent of the corporation who is a party to the proceeding in advance of final disposition of the proceeding if:

                    (a) The individual furnishes the corporation a written affirmation of his good faith belief that he has met the standard of conduct described herein;

                    (b) The individual furnishes the corporation a written undertaking executed personally or on his behalf to repay the advance if it is ultimately determined that he did not meet the standard of conduct; and

                    (c) A determination is made that the facts then known to those making the determination would not preclude indemnification under the law.

The undertaking required by this paragraph shall be an unlimited general obligation but need not be secured and may be accepted without reference to financial ability to make repayment.

(4) The indemnification and advancement of expenses authorized herein shall not be exclusive of any other rights to which any director, officer, incorporator, employee or agent may be entitled under any by-law, agreement, or resolution of shareholders or disinterested directors or otherwise. The articles of incorporation shall not be interpreted to limit in any manner the indemnification or right to advancement for expenses of an individual who would otherwise be entitled thereto. These articles of incorporation shall be construed to provide indemnification and advancement of expenses to the extent permitted by law.

REGISTERED AGENCY SERVICES, INC.

BY:

Jo Lyn Jordan, Vice-President

                                            BYLAWS

                                               OF

                                 BIGHARD.COM INCORPORATED

                                           ARTICLE I

                                        SHAREHOLDERS

SECTION 1. ANNUAL MEETING. An annual meeting shall be held once each calendar year for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting as the Board of Directors may determine to allow in its sole discretion.
The annual meeting shall be held at the time and place designated by the Board of Directors from time to time.

SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be requested by the President, the Board of Directors, or the holders of a majority of the outstanding voting shares as the Board of Directors may determine to allow in its sole discretion.

SECTION 3. NOTICE. Written notice of all shareholder meetings shall be provided under this section or as otherwise required by law. The Notice the purpose of the meeting. Such notice shall be mailed to all shareholders of record at the address shown on the corporate books, at least 10 days prior to the meeting. Such notice shall be deemed effective when deposited in ordinary U.S. mail, properly addressed, with postage prepaid.

SECTION 4. PLACE OF MEETING. Shareholders meetings shall be held at the corporation's principal place of business unless otherwise stated in the notice.

SECTION 5. QUORUM. A majority of the outstanding voting shares, whether represented in person or by proxy, shall constitute a quorum at a shareholders meeting. In the absence of a quorum, a majority of the represented shares may adjourn the meeting to another time without further notice. If a quorum is represented at an adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally scheduled. The shareholders present at a meeting represented by a quorum may continue to transact business until adjournment, even if the withdrawal of some shareholders results in representation of less than a quorum.

SECTION 6. INFORMAL ACTION. Any action required to be taken, or which may be taken, at a shareholders meeting, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the shareholders who own all of the shares entitled to vote with respect to the subject matter of the vote.

                                           ARTICLE II

                                           DIRECTORS

SECTION 1. NUMBER OF DIRECTORS. The corporation shall be managed by a Board of Directors consisting of 3 director(s) as the Board of Directors may determine to allow in its sole discretion.

SECTION 2. ELECTION AND TERM OF OFFICE. The directors shall be elected at the annual shareholders meeting. Each director shall serve a term of 1 year(s), or until a successor has been elected and qualified as the Board of Directors may determine to allow in its sole discretion.

SECTION 3. QUORUM. A majority of directors shall constitute a quorum.

SECTION 4. ADVERSE INTEREST. In the determination of a quorum of the directors, or in voting, the adverse interest of a director shall not disqualify the director or invalidate his or her vote.

SECTION 5. REGULAR MEETING. An annual meeting shall be held, without notice, immediately following and at the same place as the annual meeting of the shareholders. The Board of Directors may provide, by resolution, for additional regular meetings without notice other than the notice provided by the resolution.

SECTION 6. SPECIAL MEETING. Special meetings may be requested by the president, Vice-president, Secretary, or any two directors by providing five days' written notice by ordinary United States mail, effective when mailed.

SECTION 7. INFORMAL ACTION. Any action required to be taken at a meeting of directors, or any action which may be taken at a meeting of directors or of a committee of directors, may be taken without a meeting if a consent in writing setting forth the action so taken, is signed by all of the directors or all of the members of the committee of directors, as the case may be.

SECTION 8. REMOVAL/VACANCIES. A director shall be subject to removal, with or without cause, at a meeting of the shareholders called for that purpose. Any vacancy that occurs on the Board of Directors, whether by death, resignation, removal or any other cause, may be filled by the remaining directors. A director elected to fill a vacancy shall serve the remaining term of his or her predecessor, or until a successor has been elected and qualified.

SECTION 9. COMMITTEES. To the extent permitted by law, the Board of Directors may appoint from its members a committee or committees, temporary or permanent, and designate the duties, powers and authorities of such committees.

                                           ARTICLE III

                                           OFFICERS

SECTION 1. NUMBER OF OFFICERS. The officers of the corporation shall be a President, one or more Vice-presidents (as determined by the Board of Directors), a Secretary, and a Treasurer. Two or more offices may be held by one person.

SECTION 2. ELECTION AND TERM OF OFFICE. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors following the annual meeting of the shareholders. Each officer shall serve a one year term or until a successor has been elected and qualified.

SECTION 3. REMOVAL OR VACANCY. The Board of Directors shall have the power to remove an officer or agent of the corporation. Any vacancy that occurs for any reason may be filled by the Board of Directors.

                                           ARTICLE IV

                         CORPORATE SEAL, EXECUTION OF INSTRUMENTS

The corporation shall not have a corporate seal. All instruments that are executed on behalf of the corporation which are acknowledged and which affect an interest in real estate shall be executed by the President or any Vice-president and the Secretary or Treasurer. All other instruments executed by the corporation, including a release of mortgage or lien, may be executed by the President or any Vice-president. Notwithstanding the preceding provisions of this section, any written instrument may be executed by any officer(s) or agent(s) that are specifically designated by resolution of the Board of Directors.

                                           ARTICLE V

                                    AMENDMENT TO BYLAWS

The bylaws may be amended, altered, or repealed by the Board of Directors or the shareholders by a majority of a quorum vote at any regular or special meeting; provided however, that the shareholders may from time to time specify particular provisions of the bylaws which shall not be amended or repealed by the Board of Directors.

                                           ARTICLE VI

                                       INDEMNIFICATION

Any director or officer who is involved in litigation by reason of his or her position as a director or officer of this corporation shall be indemnified and held harmless by the corporation to the fullest extent authorized by law as it now exists or may subsequently be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights).

                                         CERTIFICATION

I certify that the foregoing is a true and correct copy of the bylaws of the above-named corporation, duly adopted by the Director(s) on March 20, 2000.

                           FINAL CHECKLIST FOR CORPORATE BYLAWS

                                    FOR: BIGHARD.COM, INC.

                                         MARCH 20, 2000

MAKE IT LEGAL

When the Bylaws have been completed the bylaws should be signed by the corporate secretary who is elected by the initial directors
(or the Incorporator(s)). The bylaws should be dated and signed after the initial directors (or Incorporator(s)) have considered and approved the content of the bylaws.

COPIES

The original signed bylaws should be placed into the corporate records book, which can be simply a 3-ring notebook designated for that purpose.

A copy of this document should be kept off-sight in a safe location.

OTHER INFORMATION

* The corporation begins its existence when the Secretary of State files the Articles. Adopting bylaws is also necessary. However, there is an additional step which must be taken to complete the organization: An
"organizational meeting" of the incorporators (or the initial directors, if they were named in the Articles) must be held. Alternatively, such Consent" without a meeting.

REASONS TO UPDATE

* Change or correct a provision in the bylaws before they are adopted.

* Update or correct the location analysis.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of Wyoming on

Dated: March 20, 2000.

REGISTERED AGENCY SERVICES, INC.

 BY:

 JO LYN JORDAN, Vice-President

                                        STATE OF WYOMING )

) ss

                                        COUNTY OF LARAMIE )

On March 20, 2000, before me, a Notary Public in and for Laramie County,
State of Wyoming, personally appeared Jo Lyn Jordan, Vice-President of
Registered Agency Services, Inc., and being first duly sworn by me upon oath, says that the facts alleged in the foregoing instrument are true.
Witness my hand and official seal. My

commission expires: .

S E A L Notary Public

Bighard.com, Inc. together with its executive officiers authorize these
Articles of Incorporation:
                                By:              /s/ John Mecca

John Mecca

                                         CHAIRMAN OF THE BOARD,
                       PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                    --------------------------------

                                   POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints
John Mecca, and each of the, as his true and lawful attorney-in-fact and agent,with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration
Statement, and to file the same, with exhibits and schedules thereto, and other documents in connection therewith, with the Securities and Exchange
Commission, granting unto each said attorney-in-fact, full power and authority to do and perform each and every act and thing necessary or desirable to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that each said attorney-in-fact, or his substitute, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on the dates indicated.



             NAME                         TITLE    DATE

                                Chairman of the Board,
      /s/ John Mecca           President and
                                    Chief Executive Officer    March 12, 2000
        John Mecca             (PRINCIPAL EXECUTIVE
                                  OFFICER)

                                Chief Financial Officer
              *                   (PRINCIPAL FINANCIAL
                                    OFFICER  March 12, 2000
       John Mecca           AND PRINCIPAL ACCOUNTING
                                  OFFICER)

              *                 Executive Vice President,
                                    Secretary,    March 12, 2000
        John Mecca             Treasurer and Director

              *                 Executive Vice President
                                    and       March 12, 2000
        John Mecca             Director

                                      II-7


             NAME                         TITLE     DATE


              *
                                  Director       March 12, 2000
          John Mecca

              *
                                  Director      March 12, 2000
        John Mecca

*By:  /s/ John Mecca

      John Mecca
      Attorney-in-fact

                                      II-8

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, Bighard.com, Inc.. have each duly caused this Amendment No. 1 to the Registration Statement of Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cheyanne, State of Wyoming on March 12, 2000
Bighard.com, Inc.
John Mecca
P.O. Box 364,
Kings Park,
New York,
zip code 11754-0364
tele# (631) 360-1557

  By:        /s/ John Mecca

 John Mecca
 Chairman of the Board,
  President and Chief Executive Officer

------------------------------------------------------

(beginning of license agreement)

LICENSE TO USE PATENTED PROPERTY

License to use United States Patent # 4,880,186 Date of Patent Issuance date
Nov.14,1986 having approximately six years left until it expires. License of U.S.
Patented intellectual property consumated MARCH 30, 2000. As consumated, has the following authorized definition:

"The improvements of the organization and operation has to do with an adhesive that temporarily bonds the internal surfaces of two flexible envelopes equidistantly spaced from each other over the entire surfaces facing each other, the space between the walls bonded together separates upon pressurization of a foam between the walls dispersed by a hollow perforated hoop tube to disperse the foam under pressure evenly, while acting as an anchor of the flexible double wall to the deployment cylinder interior and gas and plastic catalysts reservoir within the container, on the end of the container are flanges as standards for interconnecting modules, hatches, and space craft; multiple function of deployment container offering perimeter as protective shield."

                         The Patent License Agreement

Patent license agreements are based on two bodies of law -- the law of contracts, which enforces the promises of people, and the law of torts, which enforces the reasonable conduct of people.

 Such an agreement appears below between the licensee heretofore known as Bighard.com its assigns and successors and the licensessor known as one John Mecca.

Heading-Parties-Date.
This agreement is effective as of the 30th day of March 2000, by and between John Mecca, 119 Whittier Drive, Kings Park, New York (hereinafter referred to as Licensor), and Bighard.com, Inc. Company, a corporation of Wyoming, P.O. Box 364 Kings Park, New York (hereinafter referred to as Licensee).

  License to use United States Patent # 4,880,186 Date of Patent Issuance date
Nov.14,1986 having approximately six years left until it expires.

Witnesseth,

Whereas John Mecca is the inventor of United States Patent # 4,880,186 titled
"Prefabricated Space Station", a patent related to inflatable foam wall technology, and

Whereas, Bighard.com, Inc. is in the business of manufacturing inflatable foam wall technology, and is interested in obtaining a license, etc.

Now therefore, in consideration of the mutual covenants and promises hereinafter set forth, it is mutually agreed by and between the parties hereto as follows:

Grant of License.

License to use United States Patent # 4,880,186 is to be exclusively the right of Bighard.com, Inc. in all implications and rights to use.
Bighard.com, Inc. the Licensee may grant sublicenses.

Payments.
Licensor accepts a one time sum of $0. (zero dollars) in total from the licensee as compensation for this unlimited license perpetually.

Improvements.
Any improvement in the art considered in this contract by the Licensor wi agreement.

Any improvement in the art considered in this contract by the Licensee will automatically be conferred as property of the Licensee named within this agreement.

Infringement.
Bighard.com, Inc. is obligated to pay for the enforcement and prosecution of any infringes of the patent. Licensor confer's all responsibility of legal, financial obligation together with all other responsibilities to enforce the rights granted here to Bighard.com, Inc..

Patent Markings.
Licensor grants Licensee Bighard.com, Inc. the right to place the patent numbers of existent patented technology; and subsequent patent numbers can be put on a product by Bighard.com, Inc..

Other Obligations of Licensee.
The Licensor assumes no responsibility for any and all liability arising from the use or misuse of the license including but not limited to product liability where the Licensee Bighard.com, Inc. has engaged in manufacture and distribution of the product in perpetuity. Should the company named
Licensee Bighard.com, Inc. be dissolved and any liability arise after such dissolution no responsibility of any liability can or will be transferred to the Licensor perpetually. No liability assumed by Bighard.com, Inc. either legal, financial, or any other liability will be transferred to the Licensor should Bighard.com, Inc. and or its assigns go out of business, becomes insolvent, or file for bankruptcy

Disclaimer of Agency.
The parties Licensee Bighard.com, Inc. and Licensor John Mecca are independent contractors in relation to this agreement and the actions of one are not binding on the other.

Insolvency of Licensee.
Should the Licensee Bighard.com, Inc. go out of business, becomes insolvent, or file for bankruptcy all rights conferred automatically return to the Licensor. No liability assumed by Bighard.com, Inc. either legal, financial, or any other liability will be transferred to the Licensor should Bighard.com, Inc. and or its assigns go out of business, becomes insolvent, or file for bankruptcy.

Waivers and Modifications.
This contract can be modified only in writing.

No Warranties.
Licensor provides no other warranties. No warranty is provided by Licensor to Licensee's freedom from infringement of patents of third parties. The
Licensor has in good faith offered the use by unrestricted license under assumption of providing a valid unencumbered patented property and accepts no liabilities for consequential damages arising from its use by Bighard.com, Inc. and or its assigns.

Notices.
These notices here on the 20th day of March 2000 have as a matter of public record within this S-1 as filed will take effect the day the filing is qualified as complete and accepted by the Securities and Exchange
Commission as authorized by prospectus and filing to sell stock to the public within the Federal Regulations of the Securities and Exchange
Commission .

Transfer of Interest.
Licensee cannot transfer its rights to any entity.

Term.
This agreement of license will end as it applies to the original patent upon the patents expiration. In cases where additional art is patented under the authorized permissions as mentioned in this license contract the expiration date of those subsequent patents will serve as the limits of term applicable; in addition all terms of this license contract apply to all patents subsequently infringing upon the original and or related to the art in nature.

Termination.
Termination of this license will occur should the Licensee Bighard.com, Inc.
or its assigns fail to abide by the terms of this agreement.

Compliance with Law.
Licensee agrees to obey and conform to such laws and regulations as pertain to its organization and operations including all that legally apply.

Entire Agreement.
This is the entire agreement, and makes no other representations. No responsibility is accepted for misrepresentation of the facts as understood at the time of signing.

Final Provisions.
Under United States Law and International Law this agreement is binding on heirs, successors, of the parties herein contracted. All headings are for convenience and not to be considered as binding by virtue of their order of mention.

Execution of Agreement.
In witness whereof, the parties have caused this agreement to be executed by the duly authorized officers at the places and on the dates indicated below.

I John Mecca the Licensor do bestow upon the company heretofore as Bighard.com, Inc. the Licensee its assigns and heirs unrestricted use in all ways the use of property known as U.S. Patent # 4,880,186 titled
" Prefabricated Space Station" in perpetuity.

Licensor Signature:  By:        /s/ John Mecca

Licensee Bighard.com, Inc. Duly appointed representative
Signature: By:           /s/ John Mecca

(end of license agreement)

------------------------------------------------------
Pursuant to the requirements of the Securities Act of 1933, this registrant has been signed by the following persons in the capacities and on the dates indicated.

  The undersigned hereby consents to being named in the Registration
Statement on Form S-1 of Bighard.com, Inc., a Wyoming corporation
(the "Company"), filed with the Securities and Exchange Commission on
 MARCH  30, 2000 (the "Registration Statement"), and any amendments or supplements thereto (including post-effective amendments), as the executive officer and director of the Company, as set forth in the
Registration Statement under the caption "Management -- Executive
Officers and Directors."
 Signed  /s/ John Mecca


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